                                                                   Exhibit 10.25

================================================================================


                               Credit Agreement
                                   (3-Year)

                          Dated as of April 19, 2000

                Amended and Restated as of the Restatement Date

                                     among

                              Quantum Corporation

                                      and

                            Bank of America, N.A.,
                            as Administrative Agent

                                      and

                       Letter of Credit Issuing Lender,

                                      and

                   Fleet National Bank as Syndication Agent,
                                      and
                The Bank of Nova Scotia as Documentation Agent

                                      and

                              The Other Financial
                           Institutions Party Hereto

                        Banc of America Securities LLC,
                                      as
                      Sole Arranger and Sole Book Manager


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
                                                                                                               ----
SECTION 1. DEFINITIONS AND ACCOUNTING TERMS...............................................................      1
     1.01   Defined Terms.................................................................................      1
     1.02   Use of Certain Terms..........................................................................     24
     1.03   Accounting Terms..............................................................................     25
     1.04   Rounding......................................................................................     25
     1.05   Exhibits and Schedules........................................................................     25
     1.06   References to Agreements and Laws.............................................................     25

SECTION 2. THE COMMITMENTS AND EXTENSIONS OF CREDIT.......................................................     25
     2.01   Loans.........................................................................................     25
     2.02   Borrowings, Conversions and Continuations of Loans............................................     26
     2.03   Letters of Credit.............................................................................     26
     2.04   Prepayments...................................................................................     31
     2.05   Reduction or Termination of Commitments.......................................................     31
     2.06   Principal and Interest........................................................................     31
     2.07   Fees..........................................................................................     32
     2.08   Computation of Interest and Fees..............................................................     33
     2.09   Making Payments...............................................................................     33
     2.10   Funding Sources...............................................................................     34

SECTION 3. TAXES, YIELD PROTECTION AND ILLEGALITY.........................................................     34
     3.01   Taxes.........................................................................................     34
     3.02   Illegality....................................................................................     35
     3.03   Inability to Determine Rates..................................................................     36
     3.04   Increased Cost and Reduced Return; Capital Adequacy...........................................     36
     3.05   Breakfunding Costs............................................................................     37
     3.06   Matters Applicable to all Requests for Compensation...........................................     37
     3.07   Survival......................................................................................     37

SECTION 4. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT...................................................     37
     4.01   Conditions of Initial Extension of Credit.....................................................     37
     4.02   Conditions to all Extensions of Credit........................................................     39

SECTION 4A. CONDITIONS PRECEDENT TO AMENDED AND RESTATED AGREEMENT........................................     39
     4A.01  Conditions of Effectiveness of Amended and Restated Agreement.................................     39

SECTION 5. REPRESENTATIONS AND WARRANTIES.................................................................     41
     5.01   Existence and Qualification; Power; Compliance with Laws......................................     41
     5.02   Power; Authorization; Enforceable Obligations.................................................     41
     5.03   No Legal Bar..................................................................................     41
     5.04   Financial Statements; No Material Adverse Effect..............................................     41
     5.05   Litigation....................................................................................     42

     5.06   No Default.....................................................................................    42
     5.07   Ownership of Property; Liens...................................................................    42
     5.08   Taxes..........................................................................................    42
     5.09   Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................    43
     5.10   ERISA Compliance...............................................................................    43
     5.11   Intangible Assets..............................................................................    44
     5.12   Compliance With Laws...........................................................................    44
     5.13   Environmental Compliance.......................................................................    44
     5.14   Insurance......................................................................................    44
     5.15   Swap Obligations...............................................................................    44
     5.16   Maxtor Merger Matters..........................................................................    44
     5.17   Snap Spin-Off Matters..........................................................................    45
     5.18   Disclosure.....................................................................................    45

SECTION 6. AFFIRMATIVE COVENANTS...........................................................................    46
     6.01   Financial Statements...........................................................................    46
     6.02   Certificates, Notices and Other Information....................................................    47
     6.03   Payment of Taxes...............................................................................    48
     6.04   Preservation of Existence......................................................................    48
     6.05   Maintenance of Properties......................................................................    48
     6.06   Maintenance of Insurance.......................................................................    49
     6.07   Compliance With Laws...........................................................................    49
     6.08   Inspection Rights..............................................................................    49
     6.09   Keeping of Records and Books of Account........................................................    49
     6.10   Compliance with ERISA..........................................................................    49
     6.11   Compliance With Agreements.....................................................................    49
     6.12   Use of Proceeds................................................................................    49
     6.13   Maxtor Merger and Snap Spin-Off Matters........................................................    49

SECTION 7. NEGATIVE COVENANTS..............................................................................    50
     7.01   Indebtedness...................................................................................    50
     7.02   Liens..........................................................................................    52
     7.03   Fundamental Changes............................................................................    53
     7.04   Dispositions...................................................................................    53
     7.05   Investments....................................................................................    54
     7.06   Restricted Payments............................................................................    55
     7.07   ERISA..........................................................................................    55
     7.08   Change in Nature of Business...................................................................    56
     7.09   Transactions with Affiliates...................................................................    56
     7.10   Use of Proceeds................................................................................    56
     7.11   Certain Indebtedness Payments, Etc.............................................................    56
     7.12   Financial Covenants............................................................................    57
     7.13   Accounting Changes.............................................................................    59

SECTION 8. EVENTS OF DEFAULT AND REMEDIES..................................................................    59
     8.01   Events of Default..............................................................................    59

     8.02   Certain Financial Covenant Defaults..........................................................    63
     8.03   Remedies Upon Event of Default...............................................................    63

SECTION 9. ADMINISTRATIVE AGENT..........................................................................    65
     9.01   Appointment and Authorization of Administrative Agent........................................    65
     9.02   Delegation of Duties.........................................................................    65
     9.03   Liability of Administrative Agent............................................................    65
     9.04   Reliance by Administrative Agent.............................................................    66
     9.05   Notice of Default............................................................................    67
     9.06   Credit Decision; Disclosure of Information by Administrative Agent...........................    67
     9.07   Indemnification of Administrative Agent......................................................    67
     9.08   Administrative Agent in Individual Capacity..................................................    68
     9.09   Successor Administrative Agent...............................................................    68
     9.10   Syndication Agent; Documentation Agent.......................................................    69

SECTION 10. MISCELLANEOUS................................................................................    69
     10.01  Amendments; Consents.........................................................................    69
     10.02  Transmission and Effectiveness of Communications and Signatures..............................    70
     10.03  Attorney Costs, Expenses and Taxes...........................................................    71
     10.04  Binding Effect; Assignment...................................................................    71
     10.05  Set-off......................................................................................    73
     10.06  Sharing of Payments..........................................................................    73
     10.07  No Waiver; Cumulative Remedies...............................................................    74
     10.08  Usury........................................................................................    74
     10.09  Counterparts.................................................................................    75
     10.10  Integration..................................................................................    75
     10.11  Nature of Lenders' Obligations...............................................................    75
     10.12  Survival of Representations and Warranties...................................................    75
     10.13  Indemnity by Borrower........................................................................    75
     10.14  Nonliability of Lenders......................................................................    76
     10.15  No Third Parties Benefited...................................................................    77
     10.16  Severability.................................................................................    77
     10.17  Confidentiality..............................................................................    77
     10.18  Further Assurances...........................................................................    78
     10.19  Headings.....................................................................................    78
     10.20  Time of the Essence..........................................................................    78
     10.21  Foreign Lenders..............................................................................    78
     10.22  Removal and Replacement of Lenders...........................................................    79
     10.23  Governing Law................................................................................    80
     10.24  Waiver of Right to Trial by Jury.............................................................    80
     10.25  Entire Agreement.............................................................................    80
     10.26  Effect of Amendment and Restatement..........................................................    81

EXHIBITS

     Form of
     A     Request for Extension of Credit
     B     Compliance Certificate
     C     Form of Note
     D     Notice of Assignment and Acceptance

SCHEDULES

     1.01 HDD Convertible Debt Portion; Maxtor Merger Documents; Snap Spin-Off Documents
     2.01  Commitments and Pro Rata Shares
     5.05  Litigation
     7.01  Existing Indebtedness and Liens
     7.13  Subordination Provisions
     10.02 Offshore and Domestic Lending Offices, Addresses for Notices

                               CREDIT AGREEMENT


         This CREDIT AGREEMENT ("Agreement") is entered into as of April 19,
                                 ---------
2000 and amended and restated as of the Restatement Date (as defined herein), by and among Quantum Corporation, a Delaware corporation ("Borrower"), each lender
                                                        --------
from time to time party hereto (collectively, "Lenders" and individually, a
                                               -------
"Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and Issuing
 ------
Lender.

                                   RECITALS

         Borrower, Administrative Agent and certain Lenders are party to a Credit Agreement (3-Year) dated as of April 19, 2000 (the "April 2000 Credit
                                                           -----------------
Agreement"), pursuant to which the Lenders have provided a revolving line of
---------
credit under the terms and conditions set forth therein.

         In conjunction with the consummation of the Maxtor Merger (as defined herein below), Borrower has requested, and Administrative Agent and Lenders have agreed, to amend and restate the April 2000 Credit Agreement in accordance with the terms and provisions and subject to the conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  SECTION 1.
                       DEFINITIONS AND ACCOUNTING TERMS

         1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisitions" means any transaction or series of related transactions
          ------------
for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or any division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

         "Administrative Agent" means Bank of America, N.A., in its capacity as
          --------------------
administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means Administrative Agent's address
          -----------------------------
and, as appropriate, account as set forth on Schedule 10.02, or such other
                                             --------------
address or account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

         "Administrative Agent-Related Persons" means Administrative Agent
          ------------------------------------
(including any successor agent), together with its Affiliates (including, in the case of Bank of America in its capacity as Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Affiliate" means any Person directly or indirectly controlling,
          ---------
controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that Persons, other than Subsidiaries, in which Quantum Technology Ventures holds Equity Securities shall not be "Affiliates" for purposes of this definition.

         "Agreement" means this Credit Agreement, as amended, restated,
          ---------
extended, supplemented or otherwise modified in writing from time to time.

         "Applicable Amount" means the following amounts per annum, based upon
          -----------------
the Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(a), provided, however,
                                             ---------------  --------
that, until the six month anniversary of the Closing Date, such amounts shall be fixed as indicated for pricing level 3 set forth below:

-------------------------------------------------------------------------------------------------------------------------
                        Applicable Amount (in basis points per annum)
-------------------------------------------------------------------------------------------------------------------------
                                       Applicable LIBOR        Applicable Base
  Level          Leverage Ratio               Margin             Rate Margin        Commitment fee       Utilization Fee
-------------------------------------------------------------------------------------------------------------------------
    1               *0.75:1                   112.50                12.50              25.00                   12.50
-------------------------------------------------------------------------------------------------------------------------
    2  **0.75:1 but *1.00:1                   125.00                25.00              27.50                   12.50
-------------------------------------------------------------------------------------------------------------------------
    3  **1.00:1 but *1.25:1                   137.50                37.50              30.00                   12.50
-------------------------------------------------------------------------------------------------------------------------
    4  **1.25:1 but *1.50:1                   150.00                50.00              32.50                   12.50
-------------------------------------------------------------------------------------------------------------------------
    5                **1.50                   175.00                75.00              37.50                   12.50
-------------------------------------------------------------------------------------------------------------------------

         The Applicable Amount shall be in effect from the date the most recent Compliance Certificate is received by Administrative Agent to but excluding the date the next Compliance Certificate is received.

         "Applicable Payment Date" means, (a) as to any Offshore Rate Loan, the
          ------------------------------
last day of the relevant Interest Period, any date that such Loan is prepaid or converted in whole or in part and the Maturity Date; provided, however, that if
                                                     --------  -------
any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls every three months after the beginning of such Interest Period; and (b) as to any other Obligations, the last Business Day of each calendar quarter and the Maturity Date; provided, further,
                                                             --------  -------
that interest accruing at the Default Rate shall be payable from time to time upon demand of Administrative Agent.

         "Applicable Time" means California time.
          ---------------

         "April 2000 Credit Agreement" has the meaning set forth in the recitals
          ---------------------------
hereto.

         "Arranger" means Banc of America Securities LLC, in its capacity as
          --------
sole arranger and sole book manager.

*  Less than
** More than or equals to

         "Assignment and Acceptance" means an Assignment and Acceptance
          -------------------------
substantially in the form of Exhibit D.
                             ---------

         "Attorney Costs" means and includes all fees and disbursements of any
          --------------
law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Audited Financial Statements" means the audited consolidated balance
          ----------------------------
sheet of Borrower and its Subsidiaries for the fiscal year ended March 31, 2000, and the related consolidated statements of income and cash flows for such fiscal year of Borrower.

         "Bank of America" means Bank of America, N.A.
          ---------------
         "Base Rate" means a fluctuating rate per annum equal to the higher of
          ---------
(a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan made hereunder and specified to be a Base
          --------------
Rate Loan in accordance with Section 2.

         "Borrower" has the meaning set forth in the introductory paragraph
          --------
hereto.

         "Borrowing" and "Borrow" each mean a borrowing of Loans hereunder.
          ---------       ------

         "Borrowing Date" means the date that a Loan is made, which shall be a
          --------------
Business Day.

         "Business Day" means any day other than a Saturday, Sunday, or other
          ------------
day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent's Office is located and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

         "Capital Leases" means any and all leases under which certain
          --------------
obligations are required to be capitalized on the books of a lessee in accordance with GAAP.

         "Change of Control" means, with respect to any Person, an event or
          -----------------
series of events by which:

               (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities

         Exchange Act of 1934, as amended, except that such a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

               (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

         "Closing Date" means the date all the conditions precedent in Section
          ------------
4.01 are satisfied or waived in accordance with Section 4.01.

         "Code" means the Internal Revenue Code of 1986.
          ----

         "Commitment" means, for each Lender, the amount set forth opposite such
          ----------
Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from
                 -------------
time to time in accordance with the terms of this Agreement (collectively, the "combined Commitments").
 --------------------

         "Compliance Certificate" means a certificate substantially in the form
          ----------------------
of Exhibit B, properly completed and signed by a Responsible Officer of
   ---------
Borrower.

         "Consolidated EBITDA" means, for any period, for Borrower and its
          -------------------
Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (e) the amount written off in connection with In-Process Research & Development related to the Meridian Acquisition in the second fiscal quarter of year 2000, (f) the charge taken in the fourth fiscal quarter of year 2000 in connection with DSS and (g) the amount of any charges taken in connection with In-Process Research & Development associated with Acquisitions (other than any charge included in clause (e) above) provided that (i) any such charges are taken during the fiscal quarter in which the related Acquisition was completed, and (ii) for purposes of calculating In-Process Research & Development charges under this clause (g), the aggregate amount of any such charges does not exceed $100,000,000 from and after the Closing Date; provided that in respect of any period (or partial period) prior to the Maxtor Merger Effective Time, "Consolidated EBITDA" shall be determined solely in respect of the DSS Business on a stand-alone basis, based upon the then-current DSS Combined Financial Statements.

         "Consolidated Funded Indebtedness" means, as of any date of
          --------------------------------
determination, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations to the extent consisting of principal), (b) that portion of obligations with respect to Capital Leases that would in conformity with GAAP be capitalized on the consolidated balance sheet of Borrower and its Subsidiaries, and (c) Synthetic Lease Obligations; provided that in respect of any date prior to the Maxtor Merger Effective Time, "Consolidated Funded Indebtedness" shall be determined solely in respect of the DSS Business on a stand-alone basis, based upon the then-current DSS Combined Financial Statements.

         "Consolidated Interest Charges" means, for any period, for Borrower and
          -----------------------------
its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent payable by Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP and (c) the portion of rent under any Synthetic Lease Obligation that would be treated as interest in accordance with GAAP if the Synthetic Lease Obligation were treated as a Capital Lease under GAAP; provided that in respect of any date prior to the
                               --------
Maxtor Merger Effective Time, "Consolidated Interest Charges" shall be determined solely in respect of the DSS Business on a stand-alone basis, based upon the then-current DSS Combined Financial Statements.

         "Consolidated Net Income" means, for any period, for Borrower and its
          -----------------------
Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries from continuing operations after extraordinary items for that period and after excluding the Maxtor Merger Net Charge in the case of the period in which it is recorded; provided that in respect of any period (or
                                --------
partial period) prior to the Maxtor Merger Effective Time, "Consolidated Net Income" shall be determined solely in respect of the DSS Business on a stand-alone basis, based upon the then-current DSS Combined Financial Statements.

         "Consolidated Tangible Net Worth" means, as of any date of
          -------------------------------
determination, for Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of Borrower and its Subsidiaries on that date minus the Intangible Assets of Borrower and its Subsidiaries on that date; provided that
                                                                 --------
in respect of any date prior to the Maxtor Merger Effective Time, "Consolidated Tangible Net Worth" shall be determined solely in respect of the DSS Business on a stand-alone basis, based upon the then-current DSS Combined Financial Statements.

         "Continuation" and "Continue" mean, with respect to any Offshore Rate
          ------------       --------
Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

         "Contractual Obligation" means, as to any Person, any provision of any
          ----------------------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion" and "Convert" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

         "Convertible Subordinated Debentures" means the 7% Convertible Subordinated Notes due 2004 issued by Borrower pursuant to the Indenture dated as of August 1, 1997 and the Supplemental Indenture dated as of August 1, 1997 between Borrower and LaSalle National Trust Company, N.A., as Trustee.

     "Conversion" and "Convert" mean, with respect to any Loan, the conversion
      ----------       -------
of such Loan from or into another type of Loan.

     "Convertible Subordinated Debentures" means the 7% Convertible Subordinated
      -----------------------------------
Notes due 2004 issued by Borrower pursuant to the Indenture dated as of August 1, 1997 and the Supplemental Indenture dated as of August 1, 1997 between Borrower and LaSalle National Trust Company, N.A., as Trustee.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of
      ------------------
America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

     "Default" means any event that, with the giving of any notice, the passage
      -------
of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to the Base Rate plus the
      ------------
Applicable Amount, if any, applicable to Base Rate Loans plus 2% per annum; provided, however, that with respect to an Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     "Designated Deposit Account" means a deposit account maintained by Borrower
      --------------------------
with Bank of America, as from time to time designated by Borrower to Administrative Agent by Requisite Notice.

     "Disposition" or "Dispose" means the sale, transfer, License Disposition or
      -----------      -------
other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" means lawful money of the United States of America.
      ------

     "DSS" means DLT and Storage Systems Group., a reportable business segment
      ---
of Borrower, as indicated in Borrower's quarterly report filed with the Securities and Exchange Commission on form 10-Q on or about February 14, 2001.

     "DSS Business" means, collectively, all businesses and activities of the
      ------------
Borrower and its Subsidiaries, other than the HDD Business.

     "DSS Combined Financial Statements" means, collectively, the annual or
      ---------------------------------
quarterly (as the case may be) condensed combined balance sheet and statements of income and cash flow in respect of DSS on a stand-alone basis, prepared in a manner and in a form consistent with those contained in Borrower's 2000 10-K and December 31, 2000 10-Q filings that were filed with the Securities and Exchange Commission on or about June 26, 2000 and February 14, 2000, respectively.

     "Eligible Assignee" means (a) a financial institution organized under the
      -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that
                                                                --------
such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by Administrative Agent and Borrower. Neither Borrower nor any Affiliate of Borrower shall be an Eligible Assignee.

     "Employee Benefit Plan" means any employee benefit plan within the meaning
      ---------------------
of section 3(3) of ERISA, maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     "Environmental Laws" means all Laws relating to environmental, health,
      ------------------
safety and land use matters applicable to any property.

     "Equity Securities" of any Person means (a) all common stock, preferred
      -----------------
stock, participations, shares, partnership interests or other equity interests in such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing, other than convertible debt securities which have not been converted into common stock, preferred stock, participations, shares, partnership interests or other equity interests in any such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974.
      -----

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
      -----------
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer

Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

     "Event of Default" means any of the events specified in Section 8.
      ----------------                                       ---------

     "Existing Credit Agreement" means that certain Credit Agreement, dated as
      -------------------------
of June 6, 1997, among Borrower, Canadian Imperial Bank of Commerce, as administrative agent, and a syndicate of lenders.

     "Extension of Credit" means (a) a Borrowing, Conversion or Continuation of
      -------------------
Loans and (b) a Letter of Credit Action wherein a new Letter of Credit is issued or which has the effect of increasing the amount of, extending the maturity of, or making a material modification to an outstanding Letter of Credit or the reimbursement of drawings thereunder.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
                                                                   --------
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Requisite Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, (a) such
                                    --------
ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     "Governmental Authority" means (a) any international, foreign, federal,
      ----------------------
state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

     "Guaranty Obligation" means, as to any Person, any (a) guaranty by such
      -------------------
Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b)
assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature, in each such case, given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the
                                                     --------  -------
term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

     "HDD" means Hard Disk Drive Group, a reportable business segment of
      ---
Borrower, as indicated in Borrower's quarterly report filed with the Securities and Exchange Commission on form 10-Q on or about February 14, 2001.

     "HDD Assets" has the meaning specified in Section 4.14 of the HDD General
      ----------
Assignment Agreement, subject to Section 5.16(d).

     "HDD Business" has the meaning specified in Section 4.16 of the HDD General
      ------------
Assignment Agreement.

     "HDD Convertible Debt Portion" means the pro rata portion described on
      ----------------------------
Schedule 1.01.
-------------

     "HDD General Assignment Agreement" means that General Assignment and
      --------------------------------
Assumption Agreement dated as of the Maxtor Merger Effective Date among Borrower, Spinco and Maxtor.

     "HDD Redemption" means the redemption by Borrower of all or substantially
      --------------
all of the outstanding HDD common stock, par value $0.01 per share, of Borrower, in exchange for common stock of Spinco.

     "HDD Separation Agreement" means that Separation and Redemption Agreement
      ------------------------
dated as of the Maxtor Merger Effective Date, among Borrower, Spinco and Maxtor.

     "In-Process Research & Development" means purchased in-process research and
      ---------------------------------
development, as specified on Borrower's statement of income in accordance with GAAP.

     "Indebtedness" means, as to any Person at any date of determination, all
      ------------
items which would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such date excluding (i) trade and other
                                             ---------
accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days (unless contested in good faith by Borrower or any Subsidiary), (ii) deferred taxes, and
(iii) accrued interest and expenses, except to the extent capitalized, and in any event including:
          ---------

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

          (c) whether or not so included as liabilities in accordance with GAAP, net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or
     (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

          (d) whether or not so included as liabilities in accordance with GAAP and whether with or without recourse, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements);

          (e) lease payment obligations under Capital Leases or Synthetic Lease Obligations; and

          (f) all Guaranty Obligations of such Person in respect of any of the foregoing obligations of any other Person.

     For all purposes of this Agreement, the Indebtedness of any Person shall include, at any such time as such partnership or joint venture is not Solvent, the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject to customary recourse exceptions acceptable to Requisite Lenders).

     "Indemnified Liabilities" has the meaning set forth in Section 10.13.
      -----------------------                               -------------

     "Indemnitees" has the meaning set forth in Section 10.13.
      -----------                               -------------

     "Intangible Assets" means assets that are required to be disclosed as
      -----------------
intangible assets in accordance with GAAP on Borrower's balance sheet, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

     "Interest Period" means for each Offshore Rate Loan, (i) initially, the
      ---------------
period commencing on the date such Offshore Rate Loan is disbursed or Continued or Converted into such Offshore Rate Loan, and (ii) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the scheduled Maturity Date, or (y) one, two, three or six months thereafter or, to the extent acceptable to all Lenders, as otherwise requested by Borrower; provided that:
                                 --------

               (A) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (C) unless Administrative Agent otherwise consents, there may not be more than eight Interest Periods for Offshore Rate Loans in effect at any time.

     "Investment" means, as to any Person, any investment by such Person,
      ----------
whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IRS" means the United States Internal Revenue Service.
      ---

     "Issuing Lender" means Bank of America, or any successor issuing lender
      --------------
hereunder.

     "Laws" or "Law" means all international, foreign, federal, state and local
      ----      ---
statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "Lender" means each lender from time to time party hereto and, as the
      ------
context requires, Issuing Lender.

     "Lending Office" means, as to any Lender, the office or offices of such
      --------------
Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify Administrative Agent.

     "Letter of Credit" means any standby letter of credit issued or outstanding
      ----------------
hereunder. A Letter of Credit may be a performance letter of credit or a financial letter of credit.

     "Letter of Credit Action" means the issuance, supplement, amendment,
      -----------------------
renewal, extension, modification or other action relating to a Letter of Credit hereunder.

     "Letter of Credit Application" means an application for a Letter of Credit
      ----------------------------
Action from time to time in use by Issuing Lender.

     "Letter of Credit Cash Collateral Account" means a blocked deposit account
      ----------------------------------------
at Bank of America with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent or Issuing Lender may reasonably request to grant to Administrative Agent and Issuing Lender a security interest therein as security for the Letter of Credit Usage.

     "Letter of Credit Expiration Date" means the scheduled Maturity Date.
      --------------------------------

     "Letter of Credit Sublimit" means an amount equal to $50,000,000. The
      -------------------------
Letter of Credit Sublimit is part of, and not in addition to, the combined Commitments.

     "Letter of Credit Usage" means, as at any date of determination, the
      ----------------------
aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit not reimbursed by Borrower or converted into Loans.

     "Leverage Ratio" means, as of any date of determination, for Borrower and
      --------------
its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on, or ending most recently prior to, such date.

     "License Disposition" means, in respect of any patent, trademark,
      -------------------
copyright, mask work, trade secret or other intellectual property right owned or held by Borrower or any of its Subsidiaries (the "IP Holder") which is material
                                                  ---------
to Borrower or any of its Subsidiaries (together, "Material IP"), (i) the
                                                   -----------
granting by the IP Holder of an exclusive license across all or substantially all fields, uses or regions to any Person other than Borrower or another Subsidiary, (ii) the granting of any license by the IP Holder that conveys directly or indirectly to any Person other than Borrower or its Subsidiaries all or substantially all of the economic value of such Material IP, or (iii) the abandonment by the IP Holder of such Material IP.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement (including in the nature of, cash collateral accounts or security interests), encumbrance, lien (statutory or other), fixed or floating charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

     "Loan" means any advance made by any Lender to Borrower as provided in
      ----
Section 2 (collectively, the "Loans").
---------                     -----

     "Loan Documents" means this Agreement and each Note, each Letter of Credit
      --------------
Application, each Request for Extension of Credit, each certificate, each fee letter, and each other instrument, or agreement from time to time executed by Borrower or any of its Subsidiaries or any Responsible Officer and delivered in connection with this Agreement.

     "Master Agreement" has the meaning set forth in the definition of "Swap
      ----------------                                                  ----
Contract".
--------

     "Material Adverse Effect" means any set of circumstances or events which
      -----------------------
(a) has any material adverse effect upon the validity or enforceability of any Loan Document, (b) is material and adverse to the financial condition, business, assets or operations of Borrower or, in respect of any time prior to the Maxtor Merger Effective Time, to the DSS Business on a stand-alone basis, or (c) materially impairs the ability of Borrower to perform the Obligations.

     "Material Subsidiaries" means each Subsidiary of Borrower which has assets
      ---------------------
with a total book value greater than 10% of the consolidated total assets of Borrower and its Subsidiaries, determined as of the end of the fiscal quarter immediately preceding the date of determination.

     "Maturity Date" means (a) April 18, 2003, or (b) such earlier date upon
      -------------
which the combined Commitments may be terminated in accordance with the terms of this Agreement.

     "Maxtor" means Maxtor Corporation, a Delaware corporation.
      ------

     "Maxtor Merger" means the merger between Spinco and Maxtor, undertaken
      -------------
pursuant to the Maxtor Merger Agreement.

     "Maxtor Merger Agreement" means that Amended and Restated Agreement and
      -----------------------
Plan of Merger and Reorganization dated as of October 3, 2000, by and among Borrower, Spinco, Maxtor and Hawaii Acquisition Corporation, in substantially the form attached to Borrower's Form 8-K/A filed with the Securities and Exchange Commission on or about December 14, 2000.

     "Maxtor Merger Documents" means the documents set forth on Schedule 1.01
      -----------------------                                   -------------
under the caption "Maxtor Merger Documents" (each in a form substantially identical to that filed as an exhibit to the Maxtor Merger S-4 or, if not included as an exhibit to the Maxtor Merger S-4, in form and substance satisfactory to the Administrative Agent).

     "Maxtor Merger Effective Date" means the date of the effectiveness of the
      ----------------------------
Maxtor Merger.

     "Maxtor Merger Effective Time" means the time of the effectiveness of the
      ----------------------------
Maxtor Merger.

     "Maxtor Merger Net Charge" means an amount equal to the lesser of (i) the
      ------------------------
amount of the expense charge recorded by Borrower in accordance with GAAP (whether arising from discontinued operations, the restructuring of the continuing DSS operations or the amortization of deferred compensation) in either the first fiscal quarter of fiscal year 2002 or the fourth fiscal quarter of fiscal year 2001, as the case may be, in connection with the Maxtor Merger minus any gain recorded by Borrower in accordance with GAAP in connection with the sale of the HDD Business in such quarter and (ii) $75,000,000, but in any event not less than $0.

     "Maxtor Merger S-4" means that Registration Statement on Form S-4 filed by
      -----------------
Maxtor with the Securities and Exchange Commission on or about December 11, 2000, as amended on or about (i) January 23, 2001, (ii) February 16, 2001 and
(iii) February 28, 2001, together with all exhibits and attachments thereto, and as the prospectus contained in such Registration Statement was amended on or about March 7, 2001.

     "Meridian Acquisition" means the acquisition by DSS of Meridian Data, Inc.,
      --------------------
which was completed on or about September 10, 1999.

     "Minimum Amount" means, with respect to each of the following actions, the
      --------------
minimum amount and any multiples in excess thereof set forth opposite such action:

                          Type of Action                                 Minimum            Multiples in
                                                                          Amount           excess thereof
     Borrowing or prepayment of, or Conversion into, Base              $ 5,000,000           $1,000,000
     Rate Loans

     Borrowing, prepayment or Continuation of, or Conversion           $ 5,000,000           $1,000,000
     into, Offshore Rate Loans

     Letter of Credit Action                                           $ 1,000,000                 None

     Reduction in Commitments                                          $10,000,000           $1,000,000

     Assignments                                                       $10,000,000                 None

     "MKE" means Matsushita-Kotobuki Electronics Industries, Ltd., a Japanese
      ---
corporation.

     "Multiemployer Plan" means any employee benefit plan of the type described
      ------------------
in Section 4001(a)(3) of ERISA.

     "Net Proceeds" means, with respect to any sale or issuance of any Equity
      ------------
Security or other security by any Person (including in the case of Borrower, any sale or issuance of any Subordinated Debt), the aggregate consideration received by such Person from such sale or issuance less the actual amount of fees and
                                          ----
commissions payable to Persons other than such Person or any Affiliate of such Person.

     "Note" means a promissory note made by Borrower in favor of a Lender
      ----
evidencing Loans made by such Lender, substantially in the form of Exhibit C
                                                                   ---------
(collectively, the "Notes").
                    -----

     "Obligations" means all advances to, and debts, liabilities, obligations,
      -----------
covenants and duties of, Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against Borrower or any Subsidiary or Affiliate of Borrower.

     "Offshore Base Rate" has the meaning set forth in the definition of
      ------------------
Offshore Rate.

     "Offshore Rate" means for any Interest Period with respect to each Offshore
      -------------
Rate Loan comprising part of the same Borrowing, a rate per annum determined by Administrative Agent pursuant to the following formula:

               Offshore Rate =               Offshore Base Rate
                                --------------------------------------------
                                    1.00 - Eurodollar Reserve Percentage
     Where,

     "Offshore Base Rate" means, for such Interest Period:
      ------------------

     (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate LIBOR screen (currently, page 3750) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (rounded upwards to the fourth decimal place) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted into by Administrative Agent or its Affiliate in its capacity as a Lender hereunder, and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Eurodollar Reserve Percentage" means, for any day during any Interest
      -----------------------------
Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage. The determination of the Eurodollar Reserve Percentage and the Offshore Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

     "Offshore Rate Loan" means a Loan made hereunder and specified to be a
      ------------------
Offshore Rate Loan in accordance with Section 2.

     "Ordinary Course Dispositions" means:
      ----------------------------

          (a) Dispositions of surplus equipment or damaged, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

          (b)  Dispositions in the ordinary course of business;

          (c) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrower or its Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or such Subsidiary;

          (d) Dispositions of assets or property by any Subsidiary of Borrower to Borrower or another Subsidiary of Borrower (other than Snap Appliances);

          (e) Dispositions which constitute the making or liquidating of Permitted Investments; and

          (f) Dispositions which constitute the incurrence (but not the enforcement) of Permitted Liens;

provided, however, that, other than with respect to Dispositions of the types
--------  -------
described in clauses (a) and (d) of this definition, no such Disposition shall be for less than the fair market value of the property being disposed of.

     "Ordinary Course Indebtedness" means:
      ----------------------------

          (a)  Indebtedness under the Loan Documents;

          (b) intercompany Guaranty Obligations of Borrower or any of its Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Borrower or any Subsidiary of Borrower (other than Snap Appliances);

          (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds or from the endorsement of instruments for collection in the ordinary course of Borrower's or any Subsidiary's business;

          (d)  Permitted Swap Obligations; and

          (e) Indebtedness of Borrower or any of its Subsidiaries with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business.

     "Ordinary Course Investments" means Investments consisting of:
      ---------------------------

          (a) Investments in other assets properly classified as "marketable securities" or "cash" or "cash equivalents" under GAAP, and which conform to the investment policies adopted by the Board of Directors of Borrower from time to time;

          (b) advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

          (c) Investments of Borrower in any of its Subsidiaries (other than Snap Appliances) and Investments of any Subsidiary of Borrower in Borrower or another Subsidiary of Borrower (other than Snap Appliances);

          (d) extensions of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

          (e)  Guaranty Obligations permitted by Section 7.01.
                                                 ------------

          (f) Investments received by Borrower or any of its Subsidiaries as distributions on claims in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (g) Investments of any Subsidiary existing at the time it becomes a Subsidiary of Borrower, provided that such Investments were not made in
                             --------
     anticipation of such Person becoming a Subsidiary of Borrower; and

          (h) Investments consisting of loans to employees, officers and directors, the proceeds of which shall be used to purchase Equity Securities of Borrower or its Subsidiaries and other loans to employees, officers and directors.

     "Ordinary Course Liens" means:
      ---------------------

          (a)  Liens pursuant to any Loan Document;

          (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person;

          (g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise an Event of Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside, and no material property is subject to a material risk of loss or forfeiture;

          (h) Liens on the property or assets of any Subsidiary of Borrower in favor of Borrower or any other Subsidiary of Borrower (other than Snap Appliances);

          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Borrower's and its Subsidiaries' businesses;

          (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is
                                      --------
     not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by Borrower or any Subsidiary to provide collateral to the depository institution; and

          (k) Liens on insurance proceeds in favor of insurance companies with respect to the financing of insurance premiums.

     "Organization Documents" means, (a) with respect to any corporation, the
      ----------------------
certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

     "Outstanding Obligations" means, as of any date, and giving effect to
      -----------------------
making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal amount of all Loans, and (ii) all Letter of Credit Usage, and (b) when reference is made to one Lender, the sum of (i) the aggregate outstanding principal amount of all Loans made by such Lender, and (ii) such Lender's ratable risk participation in all Letter of Credit Usage.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
thereto established under ERISA.

     "Pension Plan" means any "employee pension benefit plan" (as such term is
      ------------
defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "Permitted Indebtedness" has the meaning specified in Section 7.01.
      ----------------------                               ------------

     "Permitted Investments" has the meaning specified in Section 7.05.
      ---------------------                               ------------

     "Permitted Liens" has the meaning specified in Section 7.02.
      ---------------                               ------------

     "Permitted Receivables Facility" means one or more accounts receivable
      ------------------------------
financing arrangements including (i) the sale of accounts receivable and any related property by Borrower and/or any of its Subsidiaries to a financing party or a special purpose vehicle, and/or (ii) the granting of a security interest in accounts receivable and any related property by Borrower and/or any of its Subsidiaries; provided, however, that the aggregate advances under all such
              --------  -------
accounts receivable financing arrangements shall not exceed $100,000,000 at any time.

     "Permitted Swap Obligations" means all obligations (contingent or
      --------------------------
otherwise) of Borrower or any of its Subsidiaries existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view. "

     "Person" means any individual, trustee, corporation, general partnership,
      ------
limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

     "Plan" means any employee benefit plan maintained or contributed to by
      ----
Borrower or by any trade or business (whether or not incorporated) under common control with Borrower as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

     "Pro Rata Share" means, with respect to each Lender, the percentage of the
      --------------
combined Commitments set forth opposite the name of such Lender on Schedule
                                                                   --------
2.01, as such share may be adjusted as contemplated herein.
----

     "Quantum Technology Ventures" means Quantum Technology Ventures, a Delaware
      ---------------------------
corporation in formation.

     "Quick Ratio" means, with respect to Borrower and its Subsidiaries at any
      -----------
time, the ratio, determined on a consolidated basis in accordance with GAAP, of:
(a) the sum at such time of all (i) cash and cash equivalents of Borrower and its Subsidiaries (excluding restricted cash), and (ii) accounts receivable of Borrower and its Subsidiaries, less all reserves therefor; to (b) the sum at such time of (i) the current liabilities of Borrower and its Subsidiaries (including any such liabilities outstanding under this facility), plus (ii) to
                                                                  ----
the extent not included in clause (i), Outstanding Obligations; provided that in
                                                                --------
respect of any period (or partial period) prior to the Maxtor Merger Effective Time, the "Quick Ratio" shall be determined solely in respect of the DSS Business on a stand-alone basis, based upon the then-current DSS Combined Financial Statements.

     "Reportable Event" means any of the events set forth in Section 4043(b) of
      ----------------
ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

     "Request for Extension of Credit" means, unless otherwise specified herein,
      -------------------------------
(a) with respect to a Borrowing, Conversion or Continuation of Loans, a written request substantially in the form of Exhibit A, and (b) with respect to a Letter
                                     ---------
of Credit Action, a Letter of Credit Application; in each case duly completed and signed by a Responsible Officer of Borrower and delivered by Requisite Notice.

     "Requisite Lenders" means, as of any date of determination: (a) if the
      -----------------
Commitments are then in effect, Lenders (excluding any Lenders not funding when required to so hereunder) having in the aggregate more than 50% of the combined Commitments then in effect and (b) if the Commitments have then been terminated and there are Outstanding Obligations, Lenders holding Outstanding Obligations aggregating more than 50% of such Outstanding Obligations.

     "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable
      ----------------
written notice to the intended recipient or (b) except with respect to Letter of Credit Actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 10.02 or as otherwise designated by such
                              --------------
recipient by Requisite Notice to Administrative Agent, and (ii) if made by Borrower, given or made by a Responsible Officer of Borrower. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed herein or therein. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

         "Requisite Time" means, with respect to any of the actions listed
          --------------
below, the time and date set forth below opposite such action:

                                                                  Applicable
                          Type of Action                             Time                           Date of Action
         ------------------------------------------------   -----------------------      ------------------------------------
         Delivery of Request for Extension of
         Credit for, or notice for:

         .    Borrowing or prepayment of, or                       9:00 a.m.             Same date as such Borrowing,
              Conversion into, Base Rate Loans                                           prepayment or Conversion

         .    Borrowing, prepayment or Continuation                9:00 a.m.             3 Business Days prior to such
              of, or Conversion into, Offshore Rate Loans                                Borrowing, prepayment Continuation
                                                                                         or Conversion

         .    Letter of Credit Action                             10:00 a.m.             2 Business Days prior to such action
                                                                                         (or such lesser time which is
                                                                                         acceptable to Issuing Lender)

         .    Voluntary reduction in or                           10:00 a.m.             3 Business Days prior to such
              termination of Commitments                                                 reduction or termination

         Payments by Lenders or Borrower to                       11:00 a.m.             On date payment is due
         Administrative Agent

         "Responsible Officer" means the president, chief financial officer,
          -------------------
vice president-finance, treasurer or assistant treasurer of Borrower. Any document or certificate hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

         "Restatement Date" means the date on which all conditions precedent to
          ----------------
the effectiveness of this amended and restated Agreement are satisfied or waived by the Requisite Lenders.

         "Restricted Payment" means:
          ------------------

               (a) the declaration or payment of any dividend or distribution by Borrower or any Subsidiary, either in cash or property, on any shares of the capital stock of any class of Borrower or any Subsidiary; and

               (b) any other payment or distribution by Borrower or any Subsidiary in respect of its capital stock, either directly or indirectly.

         "Senior Indebtedness" means, with respect to any Person at any time,
          -------------------
all Indebtedness of such Person other than Subordinated Debt.

         "Shareholders' Equity" means, as of any date of determination for
          --------------------
Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

         "Snap Appliances" means Snap Appliances, Inc., a Delaware corporation.
          ---------------

         "Snap Appliances S-1" means that Registration Statement on Form S-1
          -------------------
filed by Snap Appliances with the Securities and Exchange Commission on or about October 30, 2000, as amended on or about November 13, 2000, together with all exhibits and attachments thereto.

         "Snap Business" has the meaning specified in Section 4.20 of the Snap
          -------------
General Assignment Agreement.

         "Snap Employee Matters Agreement" means that Employment Matters
          -------------------------------
Agreement to be entered into by Borrower and Snap Appliances in connection with the Snap Spin Off in a form substantially identical to the form of such agreement attached as an exhibit to the Snap Appliances S-1.

         "Snap General Assignment Agreement" means that General Assignment and
          ---------------------------------
Assumption Agreement to be entered into by Borrower and Snap Appliances in connection with the Snap Spin Off in a form substantially identical to the form of such agreement attached as an exhibit to the Snap Appliances S-1.

         "Snap Master Agreement" means that Master Separation and Distribution
          ---------------------
Agreement effective as of October 26, 2000 between Borrower and Snap Appliances.

         "Snap Spin-Off Documents" means the documents set forth on Schedule
          -----------------------
1.01 under the caption "Snap Spin-Off Documents" together with any and all other documents entered into pursuant thereto, in connection therewith or required thereby.

         "Snap Spin-Off" means (a) the contribution and assignment by Borrower
          -------------
to Snap Appliances of certain assets and liabilities of Borrower associated with the Snap Business, substantially in accordance with the terms of the Snap Master Agreement, (b) the consummation by Snap Appliances of an initial public offering following which Borrower shall retain an ownership interest in not less than 80% of outstanding common stock of Snap Appliances, substantially in accordance with the Snap Appliances S-1 and (c) the distribution to Borrower's shareholders of all or substantially all remaining shares of Snap Appliances pursuant to a tax-free reorganization.

         "Solvent" means, as to any Person at any time, that (i) the fair value
          -------
of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "Spinco" means Insula Corporation, a Delaware corporation and, prior to
          ------
the Maxtor Merger Effective Time, a wholly-owned Subsidiary of Borrower.

         "Subordinated Debt" means the Convertible Subordinated Debentures and
          -----------------
any other subordinated debt permitted by Section 7.01.
                                         ------------
         "Subsidiary" of a Person means a corporation, partnership, joint
          ----------
venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis
          -------------
swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such
                                          ----------------
obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap
          ----------------------
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         "Synthetic Lease Obligations" means all monetary obligations of a
          ---------------------------
Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such

Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as secured debt of such Person.

         "364-Day Credit Agreement" means that Credit Agreement (364-Day) dated
          ------------------------
as of April 19, 2000 among Borrower, Bank of America, N.A., as "Administrative Agent" and other financial institutions party thereto.

         "Tax Loss" means any and all taxes (including interest and penalties)
          --------
Borrower or any of its Subsidiaries paid, or required to be paid, at any time as a result of the Maxtor Merger or HDD Redemption not qualifying to be treated as a tax free transaction or as part of a tax-free reorganization under the Code (or other applicable tax law), whether as a result of the IRS (or any other applicable taxing authority) making such a determination or otherwise.

         "Threshold Amount" means $10,000,000.
          ----------------

         "to the best knowledge of" means, when modifying a representation,
          ------------------------
warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, (i) in the case of Borrower, known by any Responsible Officer or executive officer of Borrower, or, (ii) in the case of any other Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, (i) in the case of Borrower, would have been known by any Responsible Officer or executive officer of Borrower, or, (ii) in the case of any other Person other than a natural Person, would have been known by any executive officer of such Person).

         "type" of Loan means (a) a Base Rate Loan and (b) an Offshore Rate
          ----
Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's
          --------------------------
benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Voluntary Redemption Event" means, in respect of any Indebtedness
          --------------------------
consisting of bonds, debentures, senior or subordinated notes or other debt securities, any redemption, prepayment or call for redemption or prepayment of any or all of such Indebtedness at the election of the issuer and not in connection with any breach by such issuer of any term or covenant contained in any instrument, indenture or agreement evidencing such Indebtedness.

          1.02     Use of Certain Terms.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

          (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

          (c) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term "including" is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

          (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive.

          1.03 Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, and applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

          1.05 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

          1.06 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                  SECTION 2.
                   THE COMMITMENTS AND EXTENSIONS OF CREDIT

          2.01     Loans.

          (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, Convert and Continue Loans until the Maturity Date in such amounts as Borrower may from time to time request; provided, however, that the Outstanding Obligations of each Lender shall not
--------  -------
exceed such Lender's Commitment, and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time. This is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Loans as set forth herein without premium or penalty.

          (b) Loans made by each Lender shall be evidenced by one or more Notes. The date, amount and maturity of each Lender's Loans and payments and other particulars with respect thereto may be endorsed on schedule(s) attached to its Note by each Lender and/or recorded on one or more loan accounts or records maintained by such Lender in the ordinary course of business. Such Notes, loan accounts and records shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

          2.02     Borrowings, Conversions and Continuations of Loans.

          (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Loans in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations of Loans shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

          (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if the
                                                       ------------
initial Extension of Credit hereunder, Section 4.01), all funds so received
                                       ------------
shall be made available to Borrower in like funds received. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Loan other than a Base Rate Loan upon determination of same.

          (c) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, Converted into or Continued as Offshore Rate Loans without the consent of Requisite Lenders, and Requisite Lenders may demand that any or all of the then outstanding Offshore Rate Loans be Converted immediately into Base Rate Loans.

          (d) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lenders, as the case may be, shall, unless Administrative Agent otherwise requests, make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

          (e) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

          2.03     Letters of Credit.

          (a) The Letter of Credit Sublimit. Subject to the terms and conditions set forth in this Agreement, until the Letter of Credit Expiration Date, Issuing Lender shall take such Letter of

Credit Actions as Borrower may from time to time request; provided, however,
                                                          --------  -------
that (i) the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment, and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time, and (ii) Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time. Subject to subsection (f) below and unless consented to by Issuing Lender and Requisite Lenders, no Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall
                              --------  -------
expire after the Letter of Credit Expiration Date. If any Letter of Credit Usage remains outstanding after such date, Borrower shall, not later than such date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

          (b) Requesting Letter of Credit Actions. Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor. Each Letter of Credit Action shall be in a form acceptable to Issuing Lender in its sole discretion. Unless Administrative Agent notifies Issuing Lender that such Letter of Credit Action is not permitted hereunder, or Issuing Lender notifies Administrative Agent that it has determined that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender, Issuing Lender shall, upon satisfaction of the applicable conditions set forth in Section 4.02 with respect to any Letter of Credit Action
                        ------------
constituting an Extension of Credit, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased from Issuing Lender a risk participation therein in an amount equal to such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (c) Reimbursement of Payments Under Letters of Credit. Borrower shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in
         --------  -------
Section 4.02 can be satisfied, Borrower may request a Borrowing of Loans to
------------
reimburse Issuing Lender for such payment pursuant to Section 2.02, or, failing
                                                      ------------
to make such request, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such payment date pursuant to subsection (e) below.

          (d) Funding by Lenders When Issuing Lender Not Reimbursed. Upon any drawing under a Letter of Credit, Issuing Lender shall notify Administrative Agent and Borrower. If Borrower fails to timely make the payment required pursuant to subsection (c) above, Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified by Administrative Agent, Administrative Agent shall remit the funds so received to Issuing Lender. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

          (e) Nature of Lenders' Funding. If the conditions precedent set forth in Section 4.02 can be satisfied (except for the giving of a Request for
   ------------
Extension of Credit) on any date Borrower is obligated to, but fails to, reimburse Issuing Lender for a drawing under a Letter of Credit, the funding by Lenders pursuant to the previous subsection shall be deemed to be a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) deemed requested by Borrower. If the conditions precedent set forth in Section 4.02 cannot be
                                                      ------------
satisfied on the date Borrower is obligated to, but fails to, reimburse Issuing Lender for a drawing under a Letter of Credit, the funding by Lenders pursuant to the previous subsection shall be deemed to be a funding by each Lender of its risk participation in such Letter of Credit, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of Issuing Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Any amounts made available by a Lender under its risk participation shall be payable by Borrower upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Default Rate.

          (f) Special Provisions Relating to Evergreen Letters of Credit. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Issuing Lender consents in its sole and absolute discretion thereto and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless Administrative Agent has notified Issuing Lender that Requisite Lenders have elected not to permit such extension or renewal, the Borrower Parties, Administrative Agent and Lenders shall be deemed to have authorized (but may not require) Issuing Lender to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date, and, unless directed by Issuing Lender, Borrower shall not be required to request such extension or renewal. Issuing Lender may, in its sole and absolute discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

          (g) Obligations Absolute. The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

                    (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                    (ii) any amendment or waiver of or any consent to departure from such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

                    (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of such Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                    (iv) any demand, statement, or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                    (v) payment by Issuing Lender in good faith under such Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit; or any payment made by Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

                    (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with such Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

                    (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with such Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                    (viii) the solvency or financial responsibility of any party issuing any documents in connection with such Letter of Credit;

                    (ix) any failure or delay in notice of shipments or arrival of any property;

                    (x) any error in the transmission of any message relating to such Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

                    (xi) any error, neglect or default of any correspondent of Issuing Lender in connection with such Letter of Credit;

                    (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

                    (xiii) so long as Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with such Letter of Credit; and

                    (xiv) any other circumstances whatsoever where Issuing Lender has acted in good faith.

In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Issuing Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Issuing Lender and its correspondents unless such notice is given as aforesaid.

          (h) Role of Issuing Lender. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not,
--------  -------
preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (i) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by Issuing Lender and Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by Issuing Lender, its correspondents, and beneficiaries will be governed by, with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce (the "ICC").
                  ---

          (j) Letter of Credit Fee. On each Applicable Payment Date, Borrower shall pay to Administrative Agent in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to the Applicable Amount for Offshore Rate Loans on a per annum basis times the actual daily maximum amount available to be drawn under each Letter of Credit for the period since the later of the Closing Date and the previous Applicable Payment Date. If there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect.

     (k) Fronting Fee and Documentary and Processing Charges Payable to Issuing Lender. On each Applicable Payment Date, Borrower shall pay to Administrative Agent for the sole account of Issuing Lender a fronting fee in an amount equal to 0.125% per annum on the daily average face amount of all outstanding Letters of Credit, payable in arrears. In addition, Borrower shall pay directly to Issuing Lender, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

     2.04  Prepayments.

     (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the amounts set forth in Section 3.05.
                                                ------------

     (b) If for any reason the Outstanding Obligations exceed the combined Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

     2.05 Reduction or Termination of Commitments. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitments in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time or terminate the Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Commitments. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share times the amount of such reduction.

     2.06  Principal and Interest.

     (a) Except as otherwise provided hereunder, if not sooner paid, Borrower agrees to pay the outstanding principal amount of each Loan on the Maturity Date.

     (b) Subject to subsection (c) below, and unless otherwise specified herein, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief
Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the extent applicable in each case, the Applicable Amount.

     (c) Notwithstanding subsection (b) of this Section, while any Event of Default exists or after acceleration, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Amount then in effect for such Loans and, in the case of Obligations not subject to an Applicable Amount, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on
                                                    --------  -------
and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or after acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

     2.07  Fees.

     (a) Commitment Fee. Borrower shall pay to Administrative Agent for the account of each Lender according to its Pro Rata Share, a commitment fee equal to the Applicable Amount times the actual daily amount by which the combined Commitments exceed the Outstanding Obligations. The commitment fee shall accrue from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Applicable Payment Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The commitment fee shall accrue at all times, including at any time during which one or more conditions in Section 4 are not
                                                             ---------
met.

     (b) Utilization Fee. Borrower shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a utilization fee equal to the Applicable Amount times the actual daily amount of Outstanding
                                   -----
Obligations. The utilization fee shall accrue from the Closing Date until the Maturity Date at all times that the Outstanding Obligations hereunder exceed 50% of the combined Commitments, and shall be payable quarterly in arrears on each Applicable Payment Date. The utilization fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect.

     (c) Agency and Arrangement Fees. Borrower shall pay to Administrative Agent and Arranger an agency fee and arrangement fee, respectively, in such amounts and at such times as set forth in a separate letter agreement among Borrower, Administrative Agent and Arranger. Such fees are for the services to be performed by Administrative Agent in acting as Administrative Agent and for the services of Arranger in arranging the credit facilities under this Agreement, respectively, and are fully earned on the date paid. Such fees are solely for Administrative Agent's and Arranger's own account and are nonrefundable.

     (d) Lenders' Upfront Fee. On the Closing Date, Borrower shall pay to Administrative Agent for the account of each Lender an upfront fee in an amount agreed between Administrative Agent and Borrower, calculated based on each Lender's Commitment and allocated by Administrative Agent. Such upfront fees are for the credit facilities committed by each Lender under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable.

     (e) Amendment and Restatement Fee. On the Restatement Date, Borrower shall pay to Administrative Agent for the account of each Lender having timely executed and delivered a counterpart of this amended and restated Agreement, an amendment and restatement fee in the amount of 0.175% (17.5 basis points) of such Lender's Commitment. Such fee is nonrefundable.

     2.08 Computation of Interest and Fees. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall
--------
bear interest for one day.

     2.09  Making Payments.

     (a) Except as otherwise provided herein, all payments by Borrower or any Lender hereunder shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

     (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds as received, as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Lender, by wire transfer to such Lender at its Lending Office. If such conditions are not so satisfied, Administrative Agent shall return any funds it is holding to the Lenders making such funds available, without interest.

     (c) Subject to the definition of "Interest Period," if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

     (d) Unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

          (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

          (ii) if any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forth-with upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate. and (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (e) If Administrative Agent or any Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payments made by Borrower, each Lender shall, on demand of Administrative Agent, return it share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the daily Federal Funds Rate.

     2.10 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.


                                  SECTION 3.
                    TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01  Taxes.

     (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of
                                                   ---------
Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower
                                                           -----
shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").
                -----------

     (c) If Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, Borrower shall also pay to such Lender or Administrative Agent (for the account of such Lender), at the time interest is paid, such additional amount that the respective Lender specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) such Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.

     (d) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

     3.02 Illegality. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by Lender to Borrower through Administrative Agent, any obligation of such Lender to make Offshore Rate Loans shall be suspended until Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Offshore Rate Loans of such Lender, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Offshore Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 Inability to Determine Rates. If, in connection with any Request for Extension of Credit involving any Offshore Rate Loan, Administrative Agent determines that (a) Dollar deposits are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lender of funding such Offshore Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of all Lenders to make or maintain such Offshore Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04  Increased Cost and Reduced Return; Capital Adequacy

     (a) If any Lender determines that any Laws:

          (i) subject such Lender to any Tax, duty, or other charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans, or change the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Offshore Rate Loans;

          (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitment); or

          (iii) shall impose on such Lender or on the offshore Dollar interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Offshore Rate Loans, then from time to time upon demand of Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05 Breakfunding Costs. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

     (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

     3.06  Matters Applicable to all Requests for Compensation.

     (a) A certificate of any Lender claiming compensation under this Section
                                                                      -------
3 and setting forth the additional amount or amounts to be paid to it hereunder
-
shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Lenders may use any reasonable averaging and attribution methods. For purposes of this Section 3, a Lender shall be deemed to have funded each
                     ---------
Offshore Rate Loan at the Offshore Base Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the offshore Dollar interbank market, whether or not such Offshore Rate Loan was in fact so funded.

     (b) Borrower shall not be obligated to pay any amount under this Section
                                                                      -------
3 which arose prior to the date which is 180 days preceding the date of such
-
demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand.

     (c) Upon any Lender making a claim for compensation under Section 3.01 or
                                                               ------------
3.04, Borrower may remove and replace such Lender in accordance with Section
----                                                                 -------
10.22.
-----

     3.07  Survival. All of Borrower's obligations under this Section 3 shall
                                                              ---------
survive for a period of one year after the later of (i) termination of the Commitments, and (ii) payment in full of all Obligations.


                                  SECTION 4.
                 CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

     4.01 Conditions of Initial Extension of Credit. The obligation of each Lender to make its initial Extension of Credit hereunder is subject to satisfaction of the following conditions precedent:

     (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters or items specified in subsections (v) or (vi) below with respect to which Borrower has given assurances satisfactory to Administrative Agent that they will be delivered promptly following the Closing Date), Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of Borrower, each dated on, or in the case of third-party certificates, recently before the Closing Date and each in form and substance satisfactory to Administrative Agent, Lenders and their legal counsel:

          (i) executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Borrower;

          (ii) Notes executed by Borrower in favor of each Lender, each in a principal amount equal to such Lender's Commitment;

          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Borrower as Administrative Agent and any Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

          (iv) such evidence as Administrative Agent and any Lender may reasonably require to verify that Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of Borrower's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

          (v) a certificate signed by a Responsible Officer of Borrower certifying (A) that the representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are true and correct on and as of the Closing Date, (B) that Borrower is in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing, and (C) that there has been no event or circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect;

          (vi) an opinion of counsel to Borrower in form and substance satisfactory to Administrative Agent and the Lenders;

          (vii) written evidence that the Existing Credit Agreement and all commitments thereunder have been or concurrently herewith are being terminated; and

          (viii) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender or Requisite Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final
             --------
settling of accounts between Borrower and Administrative Agent).

     4.02 Conditions to all Extensions of Credit. In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in Section 2, the
                                                 ---------       ---------
obligation of each Lender to honor any Request for Extension of Credit other than a Conversion or Continuation is subject to the following conditions precedent:

     (a) the representations and warranties of Borrower contained in Section 5,
                                                                     ---------
or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to an earlier date;

     (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit;

     (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor; and

     (d) Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or Requisite Lenders reasonably may require.

     Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a)
                                                             ----------------
and (b) have been satisfied on and as of the date of such Extension of Credit.
    ---



                                  SECTION 4.A
            CONDITIONS PRECEDENT TO AMENDED AND RESTATED AGREEMENT

     4A.01 Conditions of Effectiveness of Amended and Restated Agreement. The effectiveness of this amended and restated Agreement is subject to satisfaction of the following conditions precedent:

     (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters or items specified in subsection (iii) below with respect to which Borrower has given assurances satisfactory to Administrative Agent that they will be delivered promptly following the Restatement Date), Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of Borrower, each dated on, or in the case of third-party certificates, recently before the Restatement Date and each in form and substance satisfactory to Administrative Agent, Requisite Lenders and their legal counsel:

          (i) executed counterparts of this Agreement by Borrower and Requisite Lenders, sufficient in number for distribution to Administrative Agent, Lenders and Borrower, by no later than 12:00 noon (Pacific time) March 28, 2001;

          (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Borrower as Administrative Agent and any Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

          (iii) such evidence as Administrative Agent and any Lender may reasonably require to verify that Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in California and Delaware, including certified copies of Borrower's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

          (iv) a certificate signed by a Responsible Officer of Borrower certifying (A) that the representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are true and correct on and as of the Restatement Date, (B) that Borrower is in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing, (C) that there has been no event or circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect, (D) that any material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority required to be obtained or made in connection with the consummation of the HDD Redemption and Maxtor Merger have been duly obtained or made, (E) that no litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending, or to the knowledge of Borrower after due and diligent investigation, threatened by or against Borrower or any of its Subsidiaries or against any of their properties or revenues which in any manner challenges or seeks to prevent, enjoin, alter or delay the HDD Redemption or the Maxtor Merger and (F) that the Maxtor Merger Effective Time has occurred and the HDD Redemption has been consummated, each in accordance with the material terms of the Maxtor Merger Documents and on or before April 30, 2001;

          (v) an opinion of counsel to Borrower in form and substance satisfactory to Administrative Agent and the Requisite Lenders;

          (vi) evidence satisfactory to Administrative Agent that the 364-Day Credit Agreement and all commitments thereunder have been or concurrently herewith are being terminated; and

          (vii) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender or Requisite Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Restatement Date shall have been paid.

     (c) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Restatement Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not
                                       --------
thereafter preclude final settling of accounts between Borrower and Administrative Agent).


                                  SECTION 5.
                        REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Administrative Agent and Lenders that:

     5.01 Existence and Qualification; Power; Compliance with Laws. Borrower is a corporation duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance could not be reasonably expected to have a Material Adverse Effect.

     5.02 Power; Authorization; Enforceable Obligations. Borrower has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and Borrower has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents have been duly executed and delivered by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

     5.03 No Legal Bar. As of their respective dates of execution, the execution, delivery, and performance by Borrower of the Loan Documents, the Maxtor Merger Documents and the Snap Spin Off Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of Borrower or any of its Subsidiaries, (ii) any material applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material Contractual Obligation of Borrower or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any material Contractual Obligation, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of Borrower or any of its Subsidiaries.

     5.04  Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

     (b) Since the date of the Audited Financial Statements, there has been no event or circumstance which has a Material Adverse Effect.

     (c) The DSS Combined Financial Statements filed by Borrower with the Securities and Exchange Commission together with its 10-Q quarterly report for the fiscal quarter ended December 31, 2000 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except for the absence of footnotes thereto and as otherwise expressly noted therein; (ii) fairly present the financial condition of the DSS Business on a stand-alone basis as of the date thereof and the results of operations of such business for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except for the absence of footnotes thereto and as expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries relating to the DSS Business as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in accordance with GAAP consistently applied throughout the period covered thereby.

     5.05 Litigation. No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Borrower after due and diligent investigation, threatened by or against Borrower or any of its Subsidiaries or against any of their properties or revenues which could reasonably be expected to have a Material Adverse Effect.

     5.06 No Default. Neither Borrower nor any its Subsidiaries are in default under or with respect to any Contractual Obligation which could reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

     5.07 Ownership of Property; Liens. Borrower and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and Borrower and its respective Subsidiaries have good and marketable title to all their other property, and none of such property is subject to any Lien, except as permitted in Section 7.02.
                                            ------------

     5.08 Taxes. Borrower and its Subsidiaries have filed all material tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its respective Subsidiaries, except (a) such taxes, if any, as are being
                             ------
contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial taxes; provided, however, that in
                                                      --------  -------
each case no material item or portion of property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

     5.09 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

     (b) Neither Borrower nor any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.10  ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has or could reasonably be expected to have a Material Adverse Effect.

     (b) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.11 Intangible Assets. Borrower and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated or could obtain such right without causing a Material Adverse Effect, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has or could reasonably be expected to have a Material Adverse Effect.

     5.12 Compliance With Laws. Borrower and its Subsidiaries are in compliance in all material respects with all material Laws that are applicable to it.

     5.13 Environmental Compliance. Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a Material Adverse Effect.

     5.14 Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

     5.15 Swap Obligations. Neither Borrower nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. Borrower has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     5.16  Maxtor Merger Matters.

     (a) The Maxtor Merger Agreement and the other Maxtor Merger Documents have been duly executed by each of the parties thereto and are enforceable in accordance with their terms by and against all such parties. Such agreements have not been amended, modified or supplemented since their respective dates of execution in any manner that could reasonably be expected to be materially adverse to the Lenders.

     (b) All material conditions precedent to the effectiveness of the Maxtor Merger have been satisfied (or, with respect to conditions precedent to Maxtor's obligations thereunder, waived by Maxtor) and the Maxtor Merger has been consummated in accordance with the terms of the Maxtor Merger Agreement. The HDD Redemption has been duly authorized by and on behalf of Borrower and has been consummated in accordance with the terms of the Maxtor Merger Agreement and the other Maxtor Merger Documents.

     (c) Pursuant to the Maxtor Merger Documents, Maxtor is legally obligated to indemnify Borrower and Borrower's Subsidiaries to the extent set forth therein. Maxtor has not disputed, disclaimed or breached in any material respect such indemnification obligations.

     5.17 Snap Spin-Off Matters. (a) As of the dates of the Snap Spin Off Documents, each, respectively, will be duly executed by each of the parties thereto in a form substantially identical to the form thereof filed as an exhibit to the Snap Appliances S-1 and will be enforceable in accordance with its terms by and against all parties thereto and, as of any date subsequent thereto, such agreements will not have been amended, modified or supplemented in any manner that could reasonably be expected to be materially adverse to the Lenders.

     (b) As of the date of the consummation of the Snap Spin-Off, all material conditions precedent to the effectiveness of the Snap Spin-Off will have been satisfied and the Snap Spin-Off will have been consummated in accordance with the terms of the Snap Spin-Off Documents.

     (c) As of the dates of the Snap Spin-Off Documents, Snap Appliances will be legally obligated to indemnify Borrower and Borrower's Subsidiaries to the extent set forth therein.

     (d) Prior to the consummation of the Snap Spin Off, any material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority required to be obtained or made in connection with the consummation of the Snap Spin Off will have been duly obtained or made.

     (e) Immediately prior to the consummation of the Snap Spin Off, no litigation, investigation or proceeding of or before an arbitrator or Governmental Authority will be pending, or to the knowledge of Borrower after due and diligent investigation, threatened by or against Borrower or any of its Subsidiaries or against any of their properties or revenues which in any manner challenges or seeks to prevent, enjoin, alter or delay the consummation of the Snap Spin Off.

     (f) Prior to the consummation of the Snap Spin Off, Borrower shall have obtained a private letter ruling from the IRS to the effect that the distribution to Borrower's shareholders of all or substantially all of shares of Snap Appliances held by Borrower will constitute a tax-free reorganization under the Code.

     5.18 Disclosure. (a) No statement, information, report, representation, or warranty made by Borrower in any Loan Document or furnished to Administrative Agent or any Lender in connection with any Loan Document contains any untrue statement of a material fact or, when viewed together with Borrower's periodic reports filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, omits to state any material fact necessary to make the statements herein or therein not misleading.

     (b) None of the information supplied or to be supplied by Borrower or any of its Subsidiaries for inclusion or incorporation by reference in:

            (i) the Maxtor Merger S-4 or the Snap Appliances S-1 will at the time such registration statement is declared or ordered effective under the Securities Act of 1933, as amended, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and

          (ii) the proxy statement of Borrower contained in the Maxtor Merger S-4 shall not, on the date such proxy statement is first mailed to the stockholders of Borrower, at the time of the meeting of Borrower's stockholders called for therein and at the Maxtor Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such stockholders' meeting which has become false or misleading. The proxy statement of Borrower contained in the Maxtor Merger S-4 will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, Borrower makes no representation or warranty with respect to any information supplied by Maxtor which is contained in any of the foregoing documents.


                                  SECTION 6.
                             AFFIRMATIVE COVENANTS

     So long as any Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants) cause each Subsidiary, to:

     6.01 Financial Statements. Deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and Requisite
Lenders:

     (a) As soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, or if Borrower has been granted an extension by the Securities and Exchange Commission permitting the late filing by Borrower of any annual report on form 10-K, the earlier of (x) 120 days after the end of each fiscal year of Borrower or (y) the last day of any such extension, (i) a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, and (ii) in respect of any period (or partial period) prior to the Maxtor Merger Effective Time, DSS Combined Financial Statements for such year-end; in each case, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to Requisite Lenders; and

     (b) As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, or if Borrower has been granted an extension by the Securities and Exchange Commission permitting the late filing by Borrower of any quarterly report on form 10-Q, the earlier of (x) 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower or (y) the last day of any such extension, (i) a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, and (ii) in respect of any period (or partial period) prior to the Maxtor Merger Effective Time, DSS Combined Financial Statements for such quarter end; in each case, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

     (c) Reports required to be delivered pursuant to clauses (a) and (b) of this Section 6.01 shall be deemed to have been delivered on the date on which
     ------------
Borrower posts such reports on Borrower's website on the Internet at the website address listed on Schedule 10.02 hereof or when such report is posted on the
                  --------------
Securities and Exchange Commission's website at www.sec.gov.; provided that
                                                              --------
(x)Borrower shall deliver paper copies of the reports referred to in such clauses (a) and (b) of this Section 6.01 to Administrative Agent or any Lender
                            ------------
who requests Borrower to deliver such paper copies until written request to cease delivering paper copies is given by Administrative Agent or such Lender,
(y) Borrower shall notify Administrative Agent and Lenders of the posting of any such new material, and (z) in every instance Borrower shall provide paper copies of the Compliance Certificates required by clause (a) of Section 6.02 to
                                                         ------------
Administrative Agent and each Lender. Except for the Compliance Certificates referred to in such clause (a) of Section 6.02, Administrative Agent shall have
                                  ------------
no obligation to request the delivery or to maintain copies of the reports referred to in clauses (a) and (b) of this Section 6.01, and in any event shall
                                           ------------
have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

     6.02 Certificates, Notices and Other Information. Deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and Requisite Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a
   ----------------     ---
Responsible Officer of Borrower;

     (b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

     (c) promptly after the occurrence thereof, notice of any Default or Event of Default;

     (d) notice of any change in accounting policies or financial reporting practices by Borrower or any Subsidiary that is material to Borrower or to Borrower and its Subsidiaries on a consolidated basis;

     (e) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting Borrower where the reasonably expected damages to Borrower exceed the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, has a Material Adverse Effect;

     (f) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

     (g) promptly after the occurrence thereof, notice of any Material Adverse Effect;

     (h) promptly after the occurrence thereof, notice of (i) any material amendment of or supplement to, or the occurrence of any material breach under, any of the Maxtor Merger Documents or the Snap Spin-Off Documents, and (ii) the consummation of each step in the Snap Spin-Off; and

     (i) promptly, such other data and information as from time to time may be reasonably requested by Administrative Agent, or, through Administrative Agent or any Lender. Notwithstanding any provision of this Agreement to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, neither Borrower nor any of its Subsidiaries shall be required to disclose, permit the inspection, examination, photocopying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to any Lender, or their designated representative, is then prohibited by law or any agreement binding on Borrower or any of its Subsidiaries that was not entered into by Borrower or any such Subsidiary for the purpose of concealing information from the Lenders.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

     6.03 Payment of Taxes. Pay and discharge when due all material taxes, assessments, and governmental charges, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

     6.04 Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except (i) as permitted by Section 7.03, or
(ii) where failure to do so does not have a Material Adverse Effect.

     6.05 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

     6.06 Maintenance of Insurance. Maintain liability and casualty insurance with responsible insurance companies satisfactory to Lender in such amounts and against such risks as is customary for similarly situated businesses.

     6.07   Compliance With Laws.

     (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

     (b) Conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

     6.08 Inspection Rights. At any time during regular business hours and as often as reasonably requested upon reasonable notice, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from Borrower's records and books of account and to visit and inspect its properties and to discuss its affairs, finances and accounts with any of its officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management.

     6.09 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any applicable Subsidiary.

     6.10 Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     6.11 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the nonperformance of which would not cause a Default or Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     6.12 Use of Proceeds. Use the proceeds of Extensions of Credit for lawful general corporate purposes including working capital and capital expenditures not otherwise in contravention of this Agreement.

     6.13   Maxtor Merger and Snap Spin-Off Matters.

     (a) Without the consent of Administrative Agent and the Requisite Lenders, Borrower shall not, and shall not permit any Subsidiary or Affiliate to (i) amend or supplement the terms of any Maxtor Merger Document to which it is a party in a manner that could reasonably be expected to be materially adverse to the Lenders, (ii) agree to transfer any asset or assume any liability pursuant to Section 1.1(d) of the HDD General Assignment Agreement, (iii) agree to transfer any asset or assume any liability pursuant to an Ancillary Agreement (as defined in Section 2.1(h) of the HDD Separation Agreement), (iv) agree that any asset is an HDD Asset pursuant to Section 1.2(l) of the HDD General Assignment Agreement, (v) agree that any liability is an Excluded HDD Liability pursuant to Section 1.5(f) of the HDD General Assignment Agreement (other than those set forth on Schedule 1.5 thereto) or (vi) otherwise agree to transfer assets to or assume liabilities of Maxtor or Spinco in a manner not set forth in the Maxtor Merger Documents; provided that Borrower may, and may permit any Subsidiary or Affiliate to, take
--------
any of the actions described in clauses (ii) through (vi) above if after giving effect to the same, in the aggregate (and assuming that any of the same consisting of contingent or off-balance sheet liabilities are incurred and accounted for in an amount equal to that which could reasonably be expected to be paid by Borrower or its Subsidiary or Affiliate in connection therewith), Borrower will remain in compliance with the covenants set forth in Section 7.12.
                                                                   ------------

     (b) Without the consent of Administrative Agent and the Requisite Lenders, Borrower shall not, and shall not permit any Subsidiary or Affiliate to (i) amend or supplement the terms of any Snap Spin-Off Document to which it is a party in a manner that could reasonably be expected to be materially adverse to the Lenders, (ii) agree to transfer any asset or assume any liability pursuant to Section 1.1(d) or 1.4(b) of the Snap General Assignment Agreement, (iii) agree to transfer any asset or assume any liability pursuant to an Ancillary Agreement (as defined in Section 2.1(h) of the Snap General Assignment Agreement), (iv) agree that any asset is an Snap Asset pursuant to Section 1.2(a)(iv) of the Snap General Assignment Agreement, (v) agree to assume any liability pursuant to Section 2.1 of the Snap Employment Matters Agreement or
(vi) otherwise agree to transfer Snap assets to or assume liabilities of Snap Appliances in a manner not set forth in the Snap Spin-Off Documents; provided
                                                                     --------
that Borrower may, and may permit any Subsidiary or Affiliate to, take any of the actions described in clauses (ii) through (vi) above after giving effect to the same, in the aggregate (and assuming that any of the same consisting of contingent or off-balance sheet liabilities are incurred and accounted for in an amount equal to that which could reasonably be expected to be paid by Borrower or its Subsidiary or Affiliate in connection therewith), Borrower will remain in compliance with the covenants set forth in Section 7.12.
                                           ------------


                                  SECTION 7.
                              NEGATIVE COVENANTS

     So long as any Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

     7.01 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for the following ("Permitted Indebtedness"):
              ------                     ----------------------

     (a) Indebtedness outstanding on the date hereof and listed on Schedule 7.01
                                                                   -------------
and any refinancings, refundings, renewals or extensions thereof, provided that
                                                                  --------
the amount of such

Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder;

     (b) Ordinary Course Indebtedness;

     (c) Indebtedness of Borrower under the Convertible Subordinated Debentures;

     (d) Indebtedness of Borrower and its Subsidiaries under loans and Capital Leases incurred by Borrower or any of its Subsidiaries to finance the acquisition by such Person of real property, improvements, fixtures, equipment or other fixed assets (together with attachments, ascensions, additions, "soft costs" and proceeds thereof), provided that in each case, (i) such Indebtedness
                              --------
is incurred by such Person at the time of, or not later than 6 months after, the acquisition by such Person of the property so financed, and (ii) such Indebtedness does not exceed the purchase price of the property so financed;

     (e) Indebtedness of Borrower and any of its Subsidiaries under Synthetic Lease Obligations incurred by such Person;

     (f) Indebtedness of Borrower and its Subsidiaries in respect of any Permitted Receivables Facility;

     (g) Indebtedness of Borrower and its Subsidiaries under initial or successive refinancings, refundings, renewals or extensions of any Indebtedness permitted by subsections (d) and (e) above, provided that the amount of such
                                            --------
Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing;

     (h) Indebtedness of Borrower to any of Borrower's Subsidiaries, Indebtedness of any of Borrower's Subsidiaries (other than Snap Appliances, except as permitted pursuant to Section 7.05(i)) to Borrower or Indebtedness of any of Borrower's Subsidiaries (other than Snap Appliances, except as permitted pursuant to Section 7.05(i)) to any of Borrower's other Subsidiaries;

     (i) Subordinated Indebtedness of Borrower to any Person, provided that (A)
                                                              --------
such Indebtedness contains subordination provisions no less favorable to Administrative Agent and Lenders than those set forth in Schedule 7.13 or as
                                                         -------------
otherwise approved by Requisite Lenders and (B) the aggregate principal amount of all Subordinated Debt of Borrower outstanding (including the Convertible Subordinated Debentures) does not exceed $350,000,000 at any time; and

     (j) Indebtedness not exceeding, in the aggregate at any time, 10% of the total consolidated assets of Borrower and its Subsidiaries determined as of the end of the most recent fiscal quarter; provided that if such fiscal quarter end
                                       --------
date is prior to the Maxtor Merger Effective Time, such Indebtedness shall not exceed 10% of the combined assets of DSS, based upon the most-recent DSS Combined Financial Statements; and

     (k) Indebtedness in the form of Guarantee Obligations set forth in the terms of the Maxtor Merger Agreement.

     7.02 Liens. Incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except
                                                                       ------
for the following ("Permitted Liens"):
                    ---------------

     (a) Liens existing on the date hereof and listed on Schedule 7.01 and any
                                                         -------------
renewals or extensions thereof, provided that the property covered thereby is
                                --------
not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.01(a);
                                  ---------------

     (b) Ordinary Course Liens;

     (c) Liens granted by a Person securing Investments of such Person which constitute Permitted Investments under Section 7.05(d);
                                       ---------------

     (d) Liens on cash or cash equivalents securing reimbursement obligations of Borrower under letters of credit (other than any Letters of Credit) in an aggregate amount of all such cash and cash equivalents not to exceed $50,000,000;

     (e) Liens in respect accounts receivable and any related property that are the subject of a Permitted Receivables Facility;

     (f) Liens on the property or assets of any corporation which becomes a Subsidiary of Borrower after the date of this Agreement, provided that (i) such
                                                         --------
Liens exist at the time such corporation became a Subsidiary, and (ii) such Liens were not created in contemplation of such acquisition by Borrower;

     (g) Rights of vendors or lessors under conditional sale agreements, Capital Leases or other title retention agreements, provided that in each case, (i) such
                                            --------
rights secure or otherwise relate to Permitted Indebtedness, (ii) such rights do not extend to any property other than property acquired with the proceeds of such Permitted Indebtedness (together with accessions, additions, replacements and proceeds thereof), and (iii) such rights do not secure any Indebtedness other than Permitted Indebtedness;

     (h) Liens securing Indebtedness and any related obligations of Borrower or any of its Subsidiaries which constitutes Permitted Indebtedness under Section
                                                                       -------
7.01(f) (or refinancings of such Indebtedness under Section 7.01(g)), provided
-------                                             ---------------   --------
that such Liens cover only those assets subject to Synthetic Lease Obligations (together with accessions, additions, replacements and proceeds thereof);

     (i) Liens incurred in connection with leases, subleases, licenses and sublicenses granted to Persons not interfering in any material respect with the business of Borrower and its Subsidiaries and any interest or title of a lessee or licensee under any such leases, subleases, licenses or sublicenses;

     (j) Liens in favor of Lenders in connection with the Letter of Credit Cash Collateral Account; and

     (k) Liens not otherwise permitted hereunder on the property or assets of Borrower and any of its Subsidiaries securing (i) borrowed money Indebtedness of the Person granting such Lien, (ii) all obligations of Borrower arising other than in connection with any securitization which are evidenced by bonds, debentures, notes or other similar instruments, or (iii) Indebtedness consisting of letter of credit reimbursement obligations, provided that, in each case, (x)
                                               --------
the aggregate principal amount of all Indebtedness secured by such Liens does not exceed at any time 10% of the total assets of Borrower and its Subsidiaries determined as of the end of the fiscal quarter immediately preceding the date of determination (provided that if such fiscal quarter end date is prior to the
               --------
Maxtor Merger Effective Time, the aggregate principal amount of all Indebtedness secured by such Liens shall not exceed 10% of the combined assets of DSS, based upon the most-recent DSS Combined Financial Statements) and (y) such Liens do not encumber current assets of Borrower and its Subsidiaries in excess of $50,000,000.

     7.03 Fundamental Changes. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets, except that:
                                                            ------

     (a) any Subsidiary may merge with (i) Borrower, provided that Borrower
                                                     --------
shall be the continuing or surviving corporation, (ii) any one or more Subsidiaries, and (iii) any joint venture, partnership or other Person, so long as such joint venture, partnership and other Person will, as a result of making such merger and all other contemporaneous related transactions, become a Subsidiary;

     (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or to another Subsidiary;

     (c) Borrower may merge with any other corporation, provided that (i)
                                                        --------
Borrower is the surviving corporation, and (ii) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing;

     (d) any Subsidiary may merge or consolidate with or into any other Person or sell all or substantially all of its assets to the extent such transaction is a Disposition otherwise permitted under Section 7.04 or an Investment otherwise
                                        ------------
permitted under Section 7.05 and immediately after giving effect to such merger
                ------------
or consolidation, no Default or Event of Default shall have occurred and be continuing; and

     (e) Spinco may merge with Maxtor pursuant to and as set forth in Section
2.2 of the Maxtor Merger Agreement.

     7.04   Dispositions.  Make any Dispositions, except:
                                                  ------

     (a) Ordinary Course Dispositions;

     (b) Dispositions permitted by Section 7.03;
                                   ------------

     (c) Dispositions which constitute the making of or liquidation of Permitted Investments;

     (d) Dispositions to Snap Appliances of assets and liabilities of Borrower related to the Snap Business pursuant to the Snap Spin-Off Documents that are permitted pursuant to Section 7.05(i);

     (e) Disposition of Snap Appliances stock permitted by Section 7.06(f);

     (f) Dispositions not otherwise permitted hereunder not exceeding 20% of Consolidated Tangible Net Worth for the four fiscal quarter period ending as of the end of the fiscal quarter immediately preceding the date of determination, other than Dispositions by Borrower or any Subsidiary to Snap Appliances or relating to stock of Snap Appliances;

     (g) Dispositions of accounts receivables and any related property that are the subject of a Permitted Receivables Facility by Borrower and its Subsidiaries; and

     (h) Dispositions of the HDD Business pursuant to the Maxtor Merger Documents and ancillary documents executed contemporaneously therewith.

     7.05 Investments. Make any Investments, except for the following ("Permitted Investments"):
  ---------------------

     (a) Investments existing on the date hereof;

     (b) Ordinary Course Investments;

     (c) Investments permitted by Section 7.01 or Section 7.03;
                                  ------------            ----

     (d) Investments arising from rights received by Borrower and its Subsidiaries upon the required payment of any permitted contingent obligations of Borrower and its Subsidiaries;

     (e) Investments in the nature of Acquisitions, provided that the aggregate
                                                    --------
amount of such Acquisitions in any period of four consecutive fiscal quarters does not exceed 20% of Consolidated Tangible Net Worth as determined as of the fiscal quarter immediately preceding the date of determination;

     (f) Investments of Borrower and its Subsidiaries in Swap Contracts, provided that all such arrangements are entered into in connection with bona
--------
fide hedging operations and not for speculation;

     (g) Investments by Quantum Technology Ventures (or any other Subsidiary of Borrower with the primary purpose of making venture investments) and other Investments which Borrower's Board of Directors determines to be strategic for Borrower in an aggregate cost basis, at any time invested for all such entities and investments together, not to exceed the sum of (x) $150,000,000 and (y) the aggregate gain or loss on such Investments previously made under this clause
(g);

     (h) Investments not otherwise permitted hereunder, provided that the
                                                        --------
aggregate amount of such other Investments made after the Closing Date (less any return on any such Investments) does not exceed 20% of Consolidated Tangible Net Worth as determined as of the fiscal quarter immediately preceding the date of determination; and

     (i) Investments in Snap Appliances from and after the Restatement Date but prior to the consummation of the Snap Spin Off in an aggregate amount not exceeding $100,000,000.

     7.06  Restricted Payments. Make any Restricted Payments, except as follows:
                                                              ------

     (a) (i) Borrower may pay dividends or other distributions payable solely in shares of capital stock of Borrower and (ii) any Subsidiary of Borrower may make Restricted Payments to (A) Borrower or (B) any other Subsidiary of Borrower (other than Snap Appliances, except that any Subsidiary of Snap Appliances may make Restricted Payments to Snap Appliances);

     (b) Borrower may distribute rights pursuant to a shareholder rights plan or redeem such rights, provided that such redemption is in accordance with the
                    --------
terms of such shareholder rights plan;

     (c) Borrower may make Restricted Payments in connection with or pursuant to any of its Employee Benefits Plans or in connection with the employment, termination or compensation of its employees, officers or directors;

     (d) Borrower may make Restricted Payments with the Net Proceeds received from a substantially concurrent issuance of Equity Securities or capital stock or with its Equity Securities or capital stock or Borrower may convert any Equity Securities in accordance with their terms into other Equity Securities;

     (e) Borrower may purchase Equity Securities pursuant to one or more stock repurchase programs, provided that (i) no Default or Event of Default shall have
                     --------
occurred and be continuing, and (ii) after giving effect to any such repurchases Borrower shall be in compliance with Section 7.12;
                                     ------------

     (f) Borrower may, on or before the date twelve months subsequent to the Restatement Date, dividend or distribute to its shareholders all or substantially all stock of Snap Appliances held by it pursuant to the Snap Spin-Off, provided there exists no Default or Exist of Default; and

     (g) Borrower may declare or pay any dividends in respect of its Equity Securities or purchase or redeem shares of its Equity Securities or make distributions to shareholders not otherwise permitted hereunder, provided that
                                                                 --------
the aggregate amount paid or distributed in any period of four consecutive quarters (excluding any amounts covered by subsection (b) above) does not exceed 5% of Consolidated Tangible Net Worth as determined as of the fiscal quarter immediately preceding the date of determination.

     7.07 ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

     7.08 Change in Nature of Business. Engage, either directly or indirectly through Affiliates, in any line of business other than the digital storage business, any other business incidental or reasonably related thereto, or any businesses that are, as determined by the Board of Directors of Borrower, appropriate extensions thereof.

     7.09 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate (other than transactions among Borrower or any of its Subsidiaries and any Subsidiary) of Borrower other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.

     7.10 Use of Proceeds. Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) for any Acquisition unless the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, or (ii) to acquire any security in any transaction that is subject to Section 13 (other than an Investment Transaction) or Section 14 of the Securities Exchange Act of 1934, as amended, unless, prior to the time such transaction becomes subject to such
Section 13 or 14, the board of directors or other applicable governing body of the Person that is the issuer of such securities has adopted a resolution approving such transaction and approving any "change in control" with respect to such Person whereby Borrower or such Subsidiary may acquire control of such Person. For purposes of this Section 7.10, (x) an "Investment Transaction" means
                             ------------          ----------------------
a transaction subject to Section 13(d), but not Section 16, of the Securities Exchange Act of 1934, as amended, provided that in connection with such transaction Borrower or its Subsidiary (as the case may be) has reported and at all times continues to report to the SEC that such transaction is undertaken for investment purposes only and not for any of the purposes specified in clauses 4(a) through (j), inclusive, of the special instructions for complying with
Schedule 13D under the Securities Exchange Act of 1934, as amended, and (y) "change in control" means, for any Person, an Acquisition with respect to such Person.

     7.11 Certain Indebtedness Payments, Etc. Neither Borrower nor any of its Subsidiaries shall pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled payment thereof any Subordinated Debt except as otherwise permitted under this Section 7.11; amend, modify or
                                         ------------
otherwise change the terms of any document, instrument or agreement evidencing Subordinated Debt such that such amendment, modification or change would (i) cause the outstanding aggregate principal amount of all such Subordinated Debt so amended, modified or changed to be increased as a consequence of such amendment, modification or change, (ii) cause the subordination provisions applicable to such Subordinated Debt to be less favorable to Administrative Agent and Lenders than those set forth on Schedule 7.13, (iii) increase the
                                          -------------
interest rate applicable thereto, or (iv) accelerate the scheduled payment thereof, except that, subject to the other terms and provisions hereof, Borrower may:

            (a) (1) call for redemption of the entire outstanding amount of the Convertible Subordinated Debentures; and

               (2) to the extent such Convertible Subordinated Debentures are not converted prior to the redemption date, redeem up to 30% of any such outstanding Convertible Subordinated Debentures less the amount of Subordinated Debt purchased by Borrower pursuant to clause (b)(2) of this Section, provided that
                           --------

                    (A) no Default or Event of Default has occurred and is
               continuing or would result from such call for redemption or redemption; and

                    (B) the closing price of a share a common stock of Borrower shall have exceeded 120% of the then applicable conversion price for 20 trading days within a period of 30 consecutive trading days ending within 5 trading days prior to the notice of redemption. Borrower shall not cause or permit any of its obligations, except the obligations constituting Senior Indebtedness to constitute "Designated Senior Indebtedness" under the Indenture governing the Convertible Subordinated Debentures (it being understood that the Obligations of Borrower under this Agreement shall at all times constitute "Designated Senior Indebtedness"); or

          (b) (1) pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner any Subordinated Debt, with the Net Proceeds from the substantially contemporaneous issuance of Equity Securities by Borrower or in exchange for Equity Securities of Borrower; and

               (2) otherwise purchase outstanding Subordinated Debt, provided
                                                                     --------
          that the aggregate value of all such Subordinated Debt repurchased, together with the amount of all redemptions undertaken pursuant to clause (a) of this Section, does not at any time exceed 30% of the total amount of any Convertible Subordinated Debentures outstanding as of the Closing Date; and

          (c) Borrower may convert, or honor a conversion request with respect to, any such Subordinated Debt into Equity Securities of Borrower in accordance with the terms of, and pay any cash to holders of such Subordinated Debt in connection with, such a conversion solely to the extent representing the value of any fractional shares.

     7.12 Financial Covenants.

     (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth on the last day of any fiscal quarter (such date to be referred to herein as a "determination date"), commencing with the fiscal quarter ended March 31, 2000, to be less than the greater of:

          (i)  75% of Consolidated Tangible Net Worth as of March 31, 2000, or

          (ii) the sum of:

                (A) an amount equal to 75% of Consolidated Tangible Net Worth as of March 31, 2000; plus
                   ----

                    (B) an amount equal to 75% of the sum of positive
             Consolidated Net Income (ignoring any quarterly losses and any charge for In-Process Research and Development described in clause
             (F) below) for each fiscal quarter after the quarter ended March 31, 2000, through and including the quarter ending on the determination date; plus
                                 ----

                    (C) an amount equal to 75% of the Net Proceeds of all Equity
             Securities issued by Borrower (excluding any issuance where the Net Proceeds to the Borrower therefor are less than $10,000,000) during the period commencing on March 31, 2000 and ending on the determination date; plus
                                 ----

                    (D) an amount equal to 75% of the increase in shareholders'
             equity resulting, in accordance with GAAP, from any conversion of Convertible Subordinated Debentures into Equity Securities; minus
                                                                         -----

                    (E) the lesser of (x) the aggregate amount paid by Borrower to repurchase Equity Securities during the period commencing on March 31, 2000 and ending on the determination date and (y) $200,000,000; minus
                           -----

                    (F) the lesser of (x) the aggregate amount of charges taken by Borrower for In-Process Research & Development associated with Acquisitions during the period commencing on March 31, 2000 and ending on the determination date, and (y) $100,000,000, provided
                                                                     --------
             that any such charges were taken by Borrower during the quarter in which any such Acquisition was completed; and minus
                                                           -----

                    (G) for any fiscal quarter ending after the Snap Spin-Off is consummated, the lesser of (x) net book value of Snap Appliances as of the Restatement Date (as determined in accordance with GAAP and reflected on Borrowers' financial statements for the fiscal quarter ending March 30, 2001) and (y) $150,000,000.

     (b) Minimum Quick Ratio. Permit the Quick Ratio determined as of the last day of any fiscal quarter of Borrower (commencing with the quarter ending March 31, 2000) to be less than 1.10:1.

     (c) Maximum Leverage Ratio. Permit the Leverage Ratio, determined as of the last day of any fiscal quarter of Borrower, commencing with the fiscal quarter ending March 31, 2000 (measured on a rolling four quarter basis for the four fiscal quarters then ended), to be greater than 2.00:1.

     (d) Minimum Profitability. Suffer or permit there to exist, as of the last day of any fiscal quarter, for the four fiscal quarters ending on such date, commencing with the fiscal quarter ending March 31, 2000, (i) any two fiscal quarters in which the aggregate negative Consolidated Net Income for such fiscal quarters exceeds 5% of Consolidated Tangible Net Worth as of such date, or (ii) cumulative Consolidated Net Income for such four-quarter period of less than $1.00. For purposes of calculating this covenant, charges for In-Process Research & Development associated with Acquisitions shall be excluded, (x) provided that any such charges for In-Process Research & Development are taken
--------
during the quarter in which any such Acquisitions are completed, and (y) to the extent that the aggregate amount of any such charges for In-Process Research & Development taken does not exceed $100,000,000 from and after the Closing Date.

     7.13 Accounting Changes. Change (i) its fiscal year (currently April 1 to March 31), or (ii) its accounting practices except as permitted by GAAP.

                                  SECTION 8.
                        EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default. Any one or more of the following events shall constitute an Event of Default:

     (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

     (b) Borrower fails to pay any interest on any Outstanding Obligation or any commitment fees due hereunder within three days after the date when due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within five days after the date due; or

     (c) Any default occurs in the observance or performance of any agreement contained in Section 6.12 or 7; or
             ------------    -

     (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or Borrower fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

     (e) Any representation or warranty in any Loan Document proves to have been incorrect in any material respect when made or deemed made; or

     (f) (i) Borrower (x) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount in excess of the Threshold Amount, or (y) defaults in the observance or performance of any other agreement or covenant relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, (I) Indebtedness having an aggregate principal amount in excess of the Threshold Amount to become due (automatically or otherwise) prior to its stated maturity, or (II) if in respect of a Guaranty Obligation, any Guaranty Obligation in excess of the Threshold Amount to become payable or cash collateral in respect thereof to be demanded on account of such default or other event; (ii) Borrower is unable or admits in writing its inability to pay its debts generally as they mature; or (iii) the occurrence under any Swap Contract of an Early Termination Date (as defined in such Swap Contract) resulting from
(x) any event of default under such Swap Contract as to which

Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any termination event under any Swap Contract (as defined therein) as to which Borrower or any Subsidiary is an affected party (as so defined) (other than termination events resulting solely from changes in the value of Borrower's stock price or other rates, prices or indices underlying any such Swap Contract), and as to which, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; provided, however, that a Voluntary Redemption Event shall
                      --------  -------
not constitute an Event of Default under this Section 8.01(f); or
                                              ---------------

     (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (h) (i) A final judgment against Borrower is entered for the payment of money in excess of the Threshold Amount, or any non-monetary final judgment is entered against Borrower which has a Material Adverse Effect and, in each case if such judgment remains unsatisfied without procurement of a stay of execution within 30 calendar days after the date of entry of judgment; or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded (A) within 30 calendar days after its issue or levy or (B) if earlier, five days prior to the date of any proposed sale.

     (i) Borrower or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Threshold Amount; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (k) There occurs (i) any Change of Control, or (ii) any event relating to a change in the corporate ownership, control or governance of Borrower or any Subsidiary as issuer ("Issuer") of
                       ------
any notes, bonds, debentures, Subordinated Debt or other debt securities, the result of which is to cause Indebtedness evidenced by any such notes, bonds, debentures, Subordinated Debt or other debt securities to be subject to mandatory redemption or repurchase by Issuer, provided the outstanding amount of
                                              --------
such outstanding Indebtedness exceeds the Threshold Amount; or

         (l) Borrower, one or more Subsidiaries of Borrower, or Borrower together with one or more of its Subsidiaries incurs a Tax Loss and the portion of such Tax Loss (individually, or together with all other prior Tax Losses) which is not insured is in excess of the Threshold Amount, where an "insured" Tax Loss means a Tax Loss which is the subject of a bona fide insurance policy or contract with an insurer or syndicate of insurers of national repute and as to which such insurer or insurers have not disputed or disclaimed contractual liability for such Tax Loss or otherwise breached the terms of such policy or contract.

         8.02 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of Borrower (a "Charge"), and if solely by
                                                ------
virtue of such Charge, there would exist an Event of Default due to breach of
Section 7.12 as of such fiscal period end date, such Event of Default shall be
------------
deemed to arise upon the earlier of (i) the date after such fiscal period end date on which Borrower announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (ii) the date Borrower delivers to Administrative Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

         8.03 Remedies Upon Event of Default. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

         (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(i):
              ----                                  ---------------

               (i) Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

               (ii) Issuing Lender may, with the approval of Administrative Agent on behalf of Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

     (b)  Upon the occurrence of any Event of Default described in Section
                                                                   -------
8.01(i):
-------

           (i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

           (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

           (iii) an amount equal to the aggregate amount of all outstanding Letters of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

     (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of Requisite Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and such other rights and remedies as are provided by Law or equity.

     (d) Except as permitted by Section 10.05, no Lender may exercise any rights
                                -------------
or remedies with respect to the Obligations without the consent of Requisite Lenders in their sole and absolute discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by Requisite Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

                                  SECTION 9.
                             ADMINISTRATIVE AGENT

     9.01  Appointment and Authorization of Administrative Agent.

     (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints,
                                                    ------------
designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of Requisite Lenders to act for such Issuing Lender with respect thereto; provided,
                                                                       --------
however, that Issuing Lender shall have all of the benefits and immunities (i)
-------
provided to Administrative Agent in this Section 9 with respect to any acts
                                         ---------
taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 9 included Issuing
                                                   ---------
Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

     9.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03 Liability of Administrative Agent. No Administrative Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

     9.04   Reliance by Administrative Agent.

     (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any other Loan Document unless it shall first receive such advice or concurrence of Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. Where this Agreement expressly permits or prohibits an action unless Requisite Lenders otherwise determine, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

     (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to
   ------------
have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     (c) Each Lender hereby authorizes Administrative Agent, upon payment of the amount certified by Borrower as the full and final payment of all principal, interest, fees and other charges outstanding under this Agreement, and following termination of the Commitments, to execute with and in favor of Borrower a termination letter that, inter alia, terminates Borrower's obligation to observe
                         ----- ----
any or all of the covenants in Sections 3, 6 and 7 hereof.
                               ----------  -     -

     9.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by Requisite Lenders in accordance with Section 8; provided,
                                                        ---------  --------
however, that unless and until Administrative Agent has received any such
-------
direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

     9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any Administrative Agent-Related Person.

     9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided,
                                                                --------
however, that no Lender shall be liable for the payment to any Administrative
-------
Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however,
                                                           --------  -------
that no action taken in accordance with the directions of Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

     9.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Issuing Lender hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender.

     9.09 Successor Administrative Agent. Administrative Agent may, and at the request of Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower and upon approval of Borrower (other than at any time as there exists an Event of Default) which will not be unreasonably withheld, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections
                                                          ---------     --------
10.03 and 10.11 shall inure to its benefit as to any actions taken or omitted to
-----     -----
be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent (whether due to absence of Borrower approval or otherwise) by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of Requisite Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     9.10 Syndication Agent; Documentation Agent. None of Lenders (or Affiliates of Lenders) identified on the facing page or signature pages of this Agreement as a "Syndication Agent" or "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity. Without limiting the foregoing, none of Lenders (or Affiliates of Lenders) so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders (or Affiliates of Lenders) so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  SECTION 10.
                                 MISCELLANEOUS

     10.01 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom shall be effective unless in writing signed by Requisite Lenders and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

     (a) To reduce the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless such modification is consented to by each Lender entitled to receive such fee ) or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

     (b) To postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any commitment fee, to extend the term of, or increase the amount of, any Lender's Commitment (it being understood that a waiver of an Event of Default shall not constitute an extension or increase in the Commitment of any Lender) or modify the Pro Rata Share of any Lender;

     (c)  To amend the definition of "Requisite Lenders" or the provisions of
Section 4, Section 9, this Section 10.01 or Section 10.06; or
---------  ---------       -------------    -------------

     (d) To amend any provision of this Agreement that expressly requires the consent or approval of all Lenders; provided, however, that (i) no amendment,
                                    --------  -------
waiver or consent shall, unless in writing and signed by Issuing Lender in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Issuing Lender, (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Administrative Agent, and (iii) the fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent.

     10.02   Transmission and Effectiveness of Communications and Signatures.

     (a) Modes of Delivery. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be
                                                   --------------
transmitted by Requisite Notice to the number and address set forth on Schedule
                                                                       --------
10.02, may be delivered by the following modes of delivery, and shall be
-----
effective as follows:

            Mode of Delivery         Effective on earlier of actual receipt and:
          ----------------------------------------------------------------------

          Courier                    Scheduled delivery date
          Facsimile                  When transmission in legible form complete
          Mail                       Fourth Business Day after deposit in U.S.
                                     mail first class postage pre-paid
          Personal delivery          When received
          Telephone                  When conversation completed

provided, however, that communications delivered to Administrative Agent
--------  -------
pursuant to Section 2 must be in writing and shall not be effective until
            ---------
actually received by Administrative Agent.

     (b) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of Borrower even if (i) such communications (A) were not made in a manner specified herein, (B) were incomplete or (C) were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Borrower shall indemnify Administrative Agent and Lenders from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

     (c) Effectiveness of Facsimile Documents and Signatures. Documents and agreements delivered from time to time in connection with the Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as hardcopies with manual signatures and shall be binding on all Borrower Parties and Administrative Agent and Lenders. Administrative Agent may also request that any such documents and signature be confirmed by a manually-signed hardcopy thereof; provided, however, that the failure to request
                                  --------  -------
or deliver any such manually-signed hardcopy shall not affect the effectiveness of any facsimile documents or signatures.

     10.03 Attorney Costs, Expenses and Taxes. Borrower agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, and
(b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include administrative costs of Administrative Agent reasonably attributable to the administration of the Loan Documents. Any amount payable by Borrower under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

     10.04   Binding Effect; Assignment.

     (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release such Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

     (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Commitment and/or Extensions of Credit; provided that (i) such assignment, if not to a Lender or
                      --------
an Affiliate of the assigning Lender, shall be consented to by Borrower at all times other than during the existence of a Default or Event of Default and by Administrative Agent and Issuing Lender (which approval of Borrower shall not be unreasonably withheld), (ii) a copy of a duly signed and completed Assignment and Acceptance shall be delivered to Administrative Agent, (iii) except in the case of an assignment (A) to an Affiliate of the assigning Lender or to another Lender or (B) of the entire remaining Commitment of the assigning Lender, the portion of the Commitment assigned shall not be less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Assignment and Acceptance. Upon any required consent by Administrative Agent, Issuing Lender and Borrower to such assignment and payment of the requisite fee described below, the assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to Borrower of any Note) to such assignee Lender, one or more Notes evidencing such assignee Lender's Loans, and to the assigning Lender if requested, one or more Notes evidencing Loans under any Commitment retained by the assigning Lender. Administrative Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter. For purposes hereof, each mutual fund that is an Affiliate of a Lender shall be deemed to be a single Eligible Assignee, whether or not such fund is managed by the same fund manager as other mutual funds that are Affiliates of the same Lender.

     (c) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $4,000 from such Eligible Assignee (including in the case of assignments to Affiliates of assigning Lenders), Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and Lenders a revised Schedule 10.02 giving effect thereto.
        --------------

     (d) Each Lender may from time to time, without the consent of any other Person, grant participations to one or more other Person (including another Lender) of all or any portion of its Pro Rata Share of its Commitment or Extensions of Credit; provided, however, that (i) such Lender's obligations
                      --------  -------
under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost
                                 ---------
of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and subject to Sections 10.05 and 10.06, (iv) Borrower, Administrative Agent and the other
--------------     -----
Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation agreement shall not restrict an increase in the combined Commitments or in granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that the
                                             --------  -------
assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any installment of principal owing to such participant. Any Lender that sells a participation to any Person that is a "foreign corporation, partnership or trust" within the meaning of the Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 10.21 as if such Person were a
                                          -------------
Lender and provide that Administrative Agent and Borrower shall be third party beneficiaries of such covenant.

     10.05 Set-off. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of any Lender or any Affiliate thereof (each, a "Proceeding Party") provided by law, upon the occurrence and
                  ----------------
during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that
                                                      --------  -------
the failure to give such notice shall not affect the validity of such set-off and application.

     10.06 Sharing of Payments. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower or otherwise, receives payment on account of the Outstanding Obligations held by it that is ratably more than any other Lender receives in payment on account of the Outstanding Obligations held by such other Lender, then, subject to applicable Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Outstanding Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Outstanding Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Lenders share any payment obtained in respect of the Outstanding Obligations ratably in accordance with each Lender's share of the Outstanding Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a
                           --------
disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Outstanding Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Outstanding Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Outstanding Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

     10.07  No Waiver; Cumulative Remedies.

     (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Without limiting the generality of the foregoing, the terms and conditions of Section 4 may be waived in whole or
                                           ---------
in part, with or without terms or conditions, in respect of any Extension of Credit without prejudicing Administrative Agent's or Lenders' rights to assert them in whole or in part in respect of any other Extension of Credit.

     (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

     (c) The terms and conditions of Section 9 are for the sole benefit of
                                     ---------
Administrative Agent and Lenders.

     10.08 Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender
                        ------------
shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     10.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10 Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of
--------
Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.11 Nature of Lenders' Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several, and in the case of the initial Extension of Credit only is conditioned upon the performance by all other Lenders of their obligations to make the initial Extension of Credit. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

     10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate the later of (a) when the Commitments are terminated and (b) when no Obligations remain outstanding under any Loan Document. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

     10.13 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the "Indemnitees") from and against: (a) any and all claims,
                    -----------
demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower, any of its Affiliates or any its officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of Borrower, Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding, including those liabilities caused by an Indemnitee's own negligence (all the foregoing, collectively, the "Indemnified Liabilities"); provided that
                                       -----------------------    --------
no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

     10.14  Nonliability of Lenders.  Borrower acknowledges and agrees that:

     (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

     (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

     (c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrower and lenders; neither Administrative Agent nor any Lender shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or any Lender in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

     (d) Neither Administrative Agent nor any Lender shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

     10.15 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Extensions of Credit, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights
               --------------     -----
of any nature hereunder or by reason hereof.

     10.16 Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.17 Confidentiality. Administrative Agent and each Lender shall use any confidential non-public information concerning Borrower and its Subsidiaries that is furnished to Administrative Agent or such Lender by or on behalf of Borrower and its Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of evaluating
                ------------------------
and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information (a) to their Affiliates or any of their or their Affiliates' directors, officers, employees, advisors, or representatives (collectively, the "Representatives") whom it determines need to know such
                    ---------------
information for the purposes set forth in this Section; (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential
             --------
Information agrees to keep such Confidential Information confidential as specified herein; (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of its Representatives in connection with the exercise of such authority or claimed authority; (d) to the extent necessary or appropriate to effect or preserve Administrative Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives; and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of the Borrower Parties, provided that
                                                               --------
such information is not known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, Borrower, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or
(z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not
                       --------
known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

     10.18 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     10.19 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     10.20  Time of the Essence. Time is of the essence of the Loan Documents.

     10.21 Foreign Lenders. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement, and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

     10.22  Removal and Replacement of Lenders.

     (a) Under any circumstances set forth in this Agreement providing that Borrower shall have the right to remove and replace a Lender as a party to this Agreement, Borrower may, upon notice to such Lender and Administrative Agent, remove such Lender by (i) non ratably terminating such Lender's Commitment, and
(ii) if being replaced, causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees acceptable to Borrower, Administrative Agent and Issuing Lender; provided, however, that during the existence of any
                          --------  -------
Event of Default, Borrower may not remove or replace a Lender pursuant to this
Section 10.22. Any removed or replaced Lender shall be entitled to (x) payment
-------------
in full of all principal, interest, fees and other amounts owing to such Lender or such Lender's affiliated Indemnitees under any Loan Document through the date of termination or assignment (including any amounts payable pursuant to Section
                                                                        -------
3.05), (y) appropriate assurances and indemnities (which may include letters of
----
credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit and (z) a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance covering such Lender's Commitment, and shall otherwise comply with Section 10.04. Administrative Agent shall distribute
                            -------------
an amended Schedule 2.01, which shall thereafter be incorporated into this
           -------------
Agreement, to reflect adjustments to Lenders and their Commitments.

     (b) In order to make all Lender's interests in any outstanding Extensions of Credit ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Extensions of Credit of all Lenders, together with any amounts due under Section 3.05.
                                                           ------------
Borrower may then request Extensions of Credit from Lenders in accordance with their revised Pro Rata Shares.

     10.23  Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND
                                      --------
EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.24 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.25 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     10.26 Effect of Amendment and Restatement. (a) This Agreement is intended to amend the April 2000 Credit Agreement, without novation, and, solely for convenience of reference, to restate it. Borrower hereby acknowledges, certifies and agrees that if, pursuant to the April 2000 Credit Agreement the Lenders have made advances to Borrower that are outstanding as of the Restatement Date, or Issuing Lender has issued letters of credit that are outstanding as of the Restatement Date, (i) Borrower's obligation to repay such advances to Lenders and to reimburse Issuing Lender in respect of drawings under such letters of credit is not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim, and (ii) such loans and advances shall continue and constitute Loans and such letters of credit shall continue and constitute Letters of Credit of Borrower under and subject to the terms and provisions of this Agreement.

     (b) The Requisite Lenders hereby waive any Default or Event of Default arising under the April 2000 Credit Agreement as a result of the Maxtor Merger solely to the extent that any such Default or Event of Default would not have arisen under the terms of this Agreement had the terms of this Agreement been in effect at all times from and after the execution and delivery by the parties thereto of the Maxtor Merger Agreement.


               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                       QUANTUM CORPORATION

                                       By: /s/ Richard L. Clemmer
                                       Name:  Richard L. Clemmer
                                       Title: Executive Vice President Finance
                                              and Chief Financial Officer

                              BANK OF AMERICA, N.A.,
                              as Administrative Agent, Issuing
                              Lender, and Lender

                              By:____________________________
                              Name:__________________________
                              Title:_________________________

                                THE BANK OF NOVA SCOTIA, as Lender

                                By:__________________________
                                Name:________________________
                                Title:_______________________

                                 FLEET NATIONAL BANK, as Lender

                                 By:__________________________
                                 Name:________________________
                                 Title:_______________________

                                  THE INDUSTRIAL BANK OF JAPAN,
                                  LIMITED, as Lender

                                  By:_________________________
                                  Name:_______________________
                                  Title:______________________

                                   BNP PARIBAS, as Lender

                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________

                                    CITICORP USA, INC., as Lender

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

                                     KEYBANK NATIONAL ASSOCIATION,
                                     as Lender

                                     By:__________________________
                                     Name:________________________
                                     Title:_______________________

                                    THE SUMITOMO BANK, LIMITED,
                                    as Lender

                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________

                                     UNION BANK OF CALIFORNIA, N.A.,
                                     as Lender

                                     By:_____________________________
                                     Name:___________________________
                                     Title:__________________________

                                      THE FUJI BANK, LIMITED, as Lender

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                                       EXHIBIT A


                    FORM OF REQUEST FOR EXTENSION OF CREDIT



                                                         Date: ___________, ____


To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement (3-Year) dated as of April 19, 2000 between Quantum Corporation, a Delaware corporation ("Borrower"), Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).
 ---------

     The undersigned hereby requests (select one):

     [_] A Borrowing of Loans         [_] A Conversion or Continuation of Loans

     1.   On ______________________________________

     2.   In the amount of $_______________________

     3.   Comprised of ____________________________
                         [type of Loan requested]

     4.   If applicable:  with an Interest Period of __________ months.

     The foregoing request complies with the requirements of Section 2.01 of
                                                             ------------
the Agreement. Other than in connection with a Conversion or Continuation of Loans, the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect to the Extension of Credit:

     (a) The representations and warranties made by Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the date of this Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date; and

         (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Extension of Credit.


                                          QUANTUM CORPORATION

                                          By: __________________________

                                          Name: ________________________

                                          Title: _______________________

                                                                       EXHIBIT B


                        FORM OF COMPLIANCE CERTIFICATE


Financial Statement Date: _________________,___

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement (3-Year) dated as of April 19, 2000 between Quantum Corporation, a Delaware corporation ("Borrower"), Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

     The undersigned Responsible Officer hereby certifies as of the date hereof that he is the ____________________________________ of Borrower, and
that, as such, he is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower, and that:

           [Use following for fiscal year-end financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of
                       --------------
Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

          [Use following for fiscal quarter-end financial statements]

     1.  Attached hereto as Schedule 1 are the unaudited financial statements
                            ----------
required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower
            ---------------
ended as of the above date. Such financial statements fairly present the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Borrower Parties during such fiscal period has been made under my supervision with a view to determining whether during such fiscal period Borrower performed and observed all its respective Obligations under the Loan Documents, and

                                 [select one:]

     [to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

                                    --or--

     [the following covenants or conditions have not been performed or observed and the following is a list of all such Defaults and its nature and status:]

     1.  The following financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________, ___________.


                                        QUANTUM CORPORATION

                                        By: ___________________________

                                        Name: _________________________

                                        Title: ________________________

             For the Quarter Year ended         ("Statement Date")



                                  SCHEDULE 2
                         to the Compliance Certificate
                                 ($ in 000's)


  [NOTE: With respect to any period (or partial period) prior to the Maxtor Merger Effective Time, certain of the ratios and amounts described herein shall be determined solely in respect of the DSS Business on a stand-alone basis, based upon the then-current DSS Combined Financial Statements]


I.   Section 6.13(a)

  Please indicate whether Borrower remains in compliance with the covenants set forth in Section 7.12 after taking into
  account the aggregate amount of any transfers of assets or
  assumptions of liabilities (assuming that any contingent or         YES / NO
  off-balance sheet liabilities are incurred and accounted for in an amount equal to that which could reasonably be expected to be paid) pursuant to Section 6.13(a).


II.  Section 6.13(b)(iv)

  Please indicate whether Borrower remains in compliance with the covenants set forth in Section 7.12 after taking into
  account the aggregate amount of any transfers of assets or
  assumptions of liabilities (assuming that any contingent or         YES / NO
  off-balance sheet liabilities are incurred and accounted for in an amount equal to that which could reasonably be expected to be paid) pursuant to Section 6.13(b)(iv).


III. Section 7.05(i)

  Note: Please indicate whether Borrower or any of its Subsidiaries
  ----
  made any Investment in Snap Appliances pursuant to Section 7.05      YES / NO
  (i) in the period to which this Compliance Certificate relates, and if so complete this section.

     Aggregate Investments in Snap Appliances from and after
     Restatement Date but prior to consummation of the Snap
     Spin Off.                                                       $__________

                                      B-3
                        Form of Compliance Certificate

     Maximum permitted:                                           $100,000,000

IV.  Section 7.12(a) - Minimum Consolidated Tangible Net
     Worth.

     A.   Actual Consolidated Tangible Net Worth at
          Statement Date:

          1.   Shareholders' Equity:                            $______________

          2.   Intangible Assets:                               $______________

          3.   Consolidated Tangible Net Worth
               (Line IV.A.1 less Line IV.A.2):                  $______________

     B.   75% of Consolidated Tangible Net Worth as
          of March 31, 2000                                     $______________

     C.   Amount equal to 75% of the sum of positive
          Consolidated Net Income (ignoring any quarterly
          losses and any charge for In-Process Research
          and Development described in Line IV.F below)
          for each fiscal quarter after the quarter ended
          March 31, 2000, through and including the quarter
          ending on the Statement Date:                         $______________

     D.   Amount equal to 75% of the Net Proceeds of all
          Equity Securities issued by Borrower (excluding
          any issuance where the Net Proceeds to Borrower
          are less than $10,000,000) during the period
          commencing on March 31, 2000 and ending on the
          Statement Date:                                       $______________

     E.   Amount equal to 75% of the increase in
          shareholders' equity resulting from any conversion
          of Convertible Subordinated Debentures into Equity
          Securities during the period commencing on March 31,
          2000 and ending on the Statement Date:                $______________

     F.   Lesser of (i) the aggregate amount paid by Borrower
          to repurchase Equity Securities during the period
          commencing on March 31, 2000 and ending on the
          Statement Date, and (ii) $200,000,000:                $==============

     G.   Lesser of (i) the aggregate amount of charges taken
          by Borrower for In Process Research & Development
          associated with Acquisitions during the period
          commencing on March 31, 2000 and ending on the        $==============

                                      B-4
                        Form of Compliance Certificate

          Statement Date, and (ii) $100,000,000; provided
                                                 --------
          that any such amounts were paid during the quarter in which any such Acquisition was completed:

     H.   For any fiscal quarter ending after the Snap
          Spin-Off is consummated, the lesser of (i) net
          book value of Snap Appliances as of the Restatement
          Date and (ii) $150,000,000.                            $______________

     I.   Sum of:  Lines IV.B + IV.C + IV.D + IV.E less IV.F
          less IV.G less IV.H:                                   $______________

     J.   Greater of Line IV.B and IV.I:                         $______________

     K.   Excess (deficiency) for covenant compliance (Line
          IV.A.3 less IV.J):                                     $______________

     V.   Section 7.12(b) - Minimum Quick Ratio.

          A.   Quick Assets:

               1.   Amount of cash and cash equivalents of
                    Borrower and its Subsidiaries (excluding
                    restricted cash) as of the Statement Date:   $______________

               2.   Amount of all accounts receivable of
                    Borrower and its Subsidiaries, less all
                    reserves therefor, as of the Statement
                    Date:                                        $______________

               3.   Amount of Quick Assets as of Statement
                    Date (Lines V.A.1 + 2):                      $______________

          B.   Current Liabilities:

               1.   Amount of current liabilities of Borrower
                    and its Subsidiaries as of the Statement
                    Date:                                        $______________

               2.   Amount of Outstanding Obligations (to the
                    extent not included in Line V.B.1):          $______________

               3.   Amount of total current liabilities of
                    Borrower and its Subsidiaries as of the
                    Statement Date (Line V.B.1 + 2):             $______________

                                      B-5
                        Form of Compliance Certificate

          C.   Quick Ratio (Line V.A.3 / Line V.B.3):            ___________to 1

               Minimum required:                                       1.10 to 1

     VI.  Section 7.12(c) - Maximum Leverage Ratio.

          A. Consolidated EBITDA measured on a rolling four quarter basis for the four fiscal quarters ended as of the Statement Date ("Subject
               Period"):

               1.   Consolidated Net income for Subject Period:  $______________

               2.   Consolidated Interest Charges for Subject
                    Period:                                      $______________

               3.   Provision for income taxes for Subject
                    Period:                                      $______________

               4.   Depreciation expenses for Subject Period:    $______________

               5.   Amortization expenses for intangibles for
                    Subject Period:                              $______________

               6.   Amount written off in connection with
                    In-Process Research & Development related
                    to the Meridian Acquisition (in the second
                    fiscal quarter of year 2000 only):           $______________

               7.   Amount of charge taken in connection with
                    DSS (in the fourth fiscal quarter of year
                    2000 only):                                  $______________

               8.   Lesser of (i) the aggregate amount of
                    charges taken by Borrower for In Process
                    Research & Development associated with
                    Acquisitions during the period commencing
                    on March 31, 2000 and ending on the
                    Statement Date, and (ii) $100,000,000;
                    provided that any such amounts were paid
                    --------
                    during the quarter in which any such
                    Acquisition was completed:                   $______________

               9.   Consolidated EBITDA (Lines VI.A.1 + 2 +
                    3 + 4 + 5 + 6 + 7 + 8):                      $______________

          B.   Consolidated Funded Indebtedness at Statement
               Date:                                             $______________

          C.   Leverage Ratio (Line VI.B / Line VI.A.9):         ___________to 1

               Maximum permitted:                                      2.00 to 1

                                      B-6
                        Form of Compliance Certificate

     VII. Section 7.12(d) - Minimum Profitability.

          A.   5% of Consolidated Tangible Net Worth as of
               Statement Date:                                   $______________

          B.   Aggregate amount of the two greatest quarterly
               losses incurred during the four quarters
               immediately preceding the Statement Date:         $______________

          C.   Excess (deficiency) for covenant compliance
               (Line VII.A less Line VII.B):                     $______________

          D.   Cumulative Consolidated Net Income for the four
               quarters immediately preceding the Statement
               Date:                                             $______________

          E.   Excess (deficiency) for covenant compliance
               (Line VII.D less $1.00):                          $______________

                                      B-7
                        Form of Compliance Certificate

                                                                       EXHIBIT C


                                 FORM OF NOTE



_____________________                                             April 19, 2000

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to
                                               --------
pay to the order of ________________. (the "Lender"), on the Maturity Date (as
                                            ------
defined in the Credit Agreement referred to below) the principal amount of ___________________ ($____________), or such lesser principal amount of Loans
(as defined in the Credit Agreement referred to below) payable by Borrower to Lender on such Maturity Date under that certain Credit Agreement (3-Year), dated as of April 19, 2000, among Borrower, Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein
           ---------
defined).

     Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

     All payments of principal and interest shall be made to Administrative Agent for the account of Lender in United States dollars in immediately available funds at Administrative Agent's Payment office.

     If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

     This Note is one of the "Notes" referred to in the Credit Agreement.
                              -----
Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

     Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

                                      C-1
                                 Form of Note

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                                                  QUANTUM CORPORATION


                                                  By:__________________________
                                                  Name:________________________
                                                  Title:_______________________

                                      C-2
                                 Form of Note

                    LOANS AND PAYMENTS WITH RESPECT THERETO

                                                         Amount of      Outstanding
                                           End of      Principal or      Principal
                Type of     Amount of     Interest    Interest Paid    Balance This    Notation
    Date       Loan Made    Loan Made      Period       This Date          Date         Made by
-------------------------------------------------------------------------------------------------
 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

 ----------   ----------   ----------    ----------     ----------      ----------    ----------

                                      C-3
                                 Form of Note

                                                                       EXHIBIT D


                       FORM OF ASSIGNMENT AND ACCEPTANCE


     Reference is made to that certain Credit Agreement (3-Year) dated as of April 19, 2000 between Quantum Corporation, a Delaware corporation ("Borrower"),
                                                                     --------
Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).
 ---------

     The Assignor identified on Schedule 1 hereto ("Assignor") and the Assignee
                                                    --------
identified on Schedule l hereto ("Assignee") agree as follows:
                                  --------

     1. Assignor hereby irrevocably sells and assigns to Assignee without recourse to Assignor, and Assignee hereby irrevocably purchases and assumes from Assignor without recourse to Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in
                                                          -----------------
and to Assignor's rights and obligations under the Agreement with respect to those Commitment(s) and Outstanding Obligations contained in the Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Commitment";
                                                      -------------------
collectively, the "Assigned Commitments"), in the principal amount for each
                   --------------------
Assigned Commitment as set forth on Schedule 1 hereto.

     2. Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of its Subsidiaries or any other obligor or the performance or observance by Borrower or any of its Subsidiaries or any other obligor of any of its respective obligations under the Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

     3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.01 or 6.02 thereof, as applicable,
                                 ------------    ----
and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon Assignor, Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes Administrative Agent to take such action as agent

                                      D-1
                       Form of Assignment and Acceptance
on its behalf and to exercise such powers and discretion under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Agreement and will perform in accordance with its terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

     4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective
                                                                  ---------
Date"). Following the execution of this Assignment and Acceptance, it will be
----
delivered to Administrative Agent and to the Borrower for its consent (if such consent is required) and, if such consent is granted, for acceptance and recording by Administrative Agent pursuant to the Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by Administrative Agent.


     5. Upon such consent, acceptance and recording, from and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignee whether such amounts have accrued prior to or on or after the Effective Date. Assignor and Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                      D-2
                       Form of Assignment and Acceptance

                                         SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE



--------------------------------------------------------------------------------
                         Amount of Outstanding    Pro Rata Share Assigned (set
  Commitment Assigned     Obligations Assigned    forth to at least 8 decimals)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Effective Date of Assignment: ____________, ________

                                                  ASSIGNOR

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                                  ASSIGNEE

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

The undersigned hereby consent to the within assignment:

QUANTUM CORPORATION

By:___________________________
Name:_________________________
Title:________________________


BANK OF AMERICA, N.A., as Administrative Agent and as Issuing Lender

By:___________________________
Name:_________________________
Title:________________________

                                      D-3
                       Form of Assignment and Acceptance

                                                                   SCHEDULE 1.01


                 HDD CONVERTIBLE DEBT PORTION; MAXTOR MERGER
                      DOCUMENTS; SNAP SPIN-OFF DOCUMENTS



HDD Convertible Debt Portion
----------------------------

The HDD Convertible Debt Portion shall be 33.33%.


Maxtor Merger Documents
-----------------------

 .  Maxtor Merger Agreement.
 .  HDD Separation Agreement.
 .  HDD General Assignment Agreement.
 .  Tax Sharing and Indemnity Agreement among Borrower, Spinco and Maxtor.
 .  Transitional Services Agreement among Borrower, Spinco and Maxtor.
 .  Intellectual Property Agreement among Borrower, Spinco and Maxtor.
 .  Indemnification Agreement among Borrower, Spinco and Maxtor.
 .  Reimbursement Agreement, dated as of a date on prior to the Maxtor Merger
   Effective Date between Borrower and Maxtor.


Snap Spin-Off Documents
-----------------------

 .  Snap Master Agreement.
 .  Snap General Assignment Agreement.
 . Master Intellectual Property Agreement between Borrower and Snap Appliances. . Snap Employee Matters Agreement.
 .  Tax Sharing Agreement between Borrower and Snap Appliances.
 . Master Transitional Services Agreement between Borrower and Snap Appliances. . Indemnification and Insurance Matters Agreement between Borrower and Snap
   Appliances.
 .  Hard Disk Drive Supply Agreement dated as of June 30, 2000, entered into by
   Snap Appliances and Borrower.

                                                                SCHEDULE 2.01


                                   COMMITMENTS
                               AND PRO RATA SHARES


                     Lender                                Commitment                      Pro Rata Share
---------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                                      $32,500,000                          17.333333333%
The Bank of Nova Scotia                                    $25,000,000                          13.333333333%
Fleet National Bank                                        $25,000,000                          13.333333333%
BNP Paribas                                                $20,000,000                          10.666666667%
Citicorp USA, Inc.                                         $20,000,000                          10.666666667%
KeyBank National Association                               $20,000,000                          10.666666667%
The Industrial Bank of Japan, Limited                      $15,000,000                           8.000000000%
The Fuji Bank, Limited                                     $10,000,000                           5.333333333%
The Sumitomo Bank, Limited                                 $10,000,000                           5.333333333%
Union Bank of California, N.A.                             $10,000,000                           5.333333333%
-------------------------------------------------------------------------------------------------------------------
Total                                                     $187,500,000                         100.000000000%
                                                          ------------                         --------------

                                                               SCHEDULE 5.05


                                  LITIGATION


         On August 7, 1998, the Company was named as one of several defendants in a patent infringement lawsuit filed in the U.S. District Court for the Northern District of Illinois, Eastern Division. The plaintiff, Papst Licensing GmbH, owns at least 26 U.S. patents, which it asserts that the Company has infringed. In October 1999 the case was transferred to a federal district court in New Orleans, Louisiana, where it has been joined with suits involving Maxtor Corporation and Minebea Company, Ltd. for the purposes of coordinated discovery under multi-district litigation rules. IBM has recently been sued by Papst and has been added to the multi-district proceedings. The final results of this litigation, as with any litigation, are uncertain. In addition, the costs of engaging in litigation with Papst will be substantial.

The Company is also subject to other legal proceedings and claims that arise in the ordinary course of its business. For example, in fiscal year 2000, Discovision Associates brought patents they hold to the Company's attention. While management currently believes the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position, results of operations, or liquidity of the Company, the ultimate outcome of any litigation is uncertain. Were an unfavorable outcome to occur, the impact could be material to the Company.

                                                          SCHEDULE 7.01


                        EXISTING INDEBTEDNESS AND LIENS



INDEBTEDNESS

     1. Reimbursement Agreement between Sumitomo Bank, Ltd. and Quantum Peripherals (Europe), S.A., dated September 14, 1998, related to outstanding letters of credit in an amount not to exceed $85,000,000.

     2. Tax Ownership Operating Lease (Colorado Springs, CO) between Quantum Corporation and Lease Plan North America, Inc., dated August 25, 1997.

     3. _______ Mortgage (Louisville, CO and Shrewsbury, MA), dated August 22, 1995, between Quantum Corporation and QD Investors securing $39,226,000 in outstanding principal as of December 31, 1999.

     4. Reimbursement Agreement between Fleet National Bank and ATL Products, Inc., a Subsidiary of Borrower, dated February 3, 1999, related to an outstanding letter of credit in favor of National Westminster Bank, plc in the amount of (Pounds)300,000.

LIENS

     1. Lien (State: CO, file # 19992029330, dated 5/19/99) established under the Equipment Lease Agreement between Quantum Corporation and Prentiss Property Services, as Debtor, and BCL Capital.

     2. Lien (State: CO, file # 19992024197, dated 4/29/99) established under the Equipment Lease Agreement between Quantum Corporation and Colorado Business Leasing, Inc.

     3. Lien (State: CO, file # 19982060561, dated 9/24/98) established under the Master Lease Agreement between Quantum Corporation and Avnet Computer, a division of Avnet, Inc.

     4. Lien (State: CO, file # 19972076228, dated 9/5/97) established under the Financing Statement between Quantum Corporation and Lease Plan North America, Inc.

     5. Lien (State: CO, file # 199F0722387, dated 9/5/97) established under the Financing Statement between Quantum Corporation and Lease Plan North America, Inc.

     6. Lien (State: CO, file # 962097106, dated 12/30/96) established under the Agreement between Quantum Corporation and American Leasing, Inc.

     7. Lien (State: CO, file # 962081967, dated 10/31/96) established under the Agreement between Quantum Corporation and Finzer Leasing, Inc.

     8. Lien (State: CA, file # 9732260586, dated 11/18/97) established under the Lease Agreement between ATL Products, Inc. and Sun Microsystems Finance.

     9. Lien (State: CA, file # 9807660402, dated 3/16/98) established under the Lease Agreement between ATL Products, Inc. and Union Bank of California, N.A.

     10. Lien (State: CA, file # 9821760711, dated 8/4/98) established under the Subordination Agreement between ATL Products, Inc. and Mellon US Leasing, a Division of Mellon Leasing Corporation.

     11. Lien (State: CA, file # 9830060877, dated 10/23/98) established under the Equipment Schedule between ATL Products, Inc. and Mellon US Leasing, a Division of Mellon Leasing Corporation.

     12. Lien (State: CA, file # 9903660704, dated 2/4/99) established under the Equipment Schedule between ATL Products, Inc. and Mellon US Leasing, a Division of Mellon Leasing Corporation.

     13. Lien (State: CA, file # 9714961077, dated 5/27/97) established under rental between ATL Products, Inc. and Inter-Tel Leasing, Inc.

     14. Lien (State: CA, file # 9719760464, dated 7/11/97) established under the Agreement between ATL Products, Inc. and Imperial Bank.

     15. Lien (State: CA, file # 9510460180, dated 4/10/95) established under the Financing Agreement between Quantum Corporation and Hewlett-Packard Company.

     16. Lien (State: CA, file # 9510460187, dated 4/10/95) established under the Financing Agreement between Quantum Corporation and Hewlett-Packard Company.

     17. Lien (State: CA, file # 9526460720, dated 9/18/95) established under the Alternative Purchase Plan between Quantum Corporation and AT&T Capital Services Corporation.

     18. Lien (State: CA, file # 9620660866, dated 6/22/96) established under the Financing Agreement between Quantum Corporation and Hewlett-Packard Company.

     19. Lien (State: CA, file # 9623360189, dated 8/16/96) established under the Security Agreement between Quantum Corporation and Orix Credit Alliance, Inc.

     20. Lien (State: CA, file # 9636660392, dated 12/30/96) established under the Equipment Lease Agreement between Quantum Corporation and American Leasing, Inc.

     21. Lien (State: CA, file # 9724660679, dated 9/2/97) established under the Financing Statement between Quantum Corporation and ABN AMRO Bank, N.V. San Francisco International Branch, as Agent.

     22. Lien (State: CA, file # 9733960635, dated 12/1/97) established under the Security Agreement between Quantum Corporation and Unisource Worldwide, Inc.

     23. Lien (State: CA, file # 9813360891, dated 5/12/98) established under the Agreement between Quantum Corporation and AT&T Capital Corporation, Instrument and Data Services.

     24. Lien (State: CA, file # 9818960462, dated 7/6/98) established under the Agreement between Quantum Corporation and Employment Development Department.

     25. Lien (State: CA, file # 9934060376, dated 12/1/99) established under the Agreement between Quantum Corporation and Newcourt Technologies Corp (dba Newcourt Financial-Technology Rentals & Services.

     26. Lien (State: CA, file # 9934060391, dated 12/1/99) established under the Agreement between Quantum Corporation and Newcourt Technologies Corp (dba Newcourt Financial-Technology Rentals & Services).

     27. Lien (State: CA, file # 0003860457, dated 2/2/00) established under the Equipment Agreement between Quantum Corporation and ATEL Business Credit, Inc.

     28. Lien (State: MA, file # 345962, dated 5/25/95) established under the Schedule between Quantum Corporation and Comdisco, Inc.

     29. Lien (State: MA, file # 343626, dated 10/11/95) established under the Agreement between Quantum Corporation and Comdisco, Inc.

     30. Lien (State: MA, file # 371364, dated 2/23/96) established under the Agreement between Quantum Corporation and Business Credit Leasing.

     31. Lien (State: MA, file # 425668, dated 10/25/96) established under the Financing Agreement between Quantum Corporation and Hewlett-Packard Company.

     32. Lien (State: MA, file # 456959, dated 3/25/97) established under the Agreement between Quantum Corporation and Sanwa Leasing Corporation.

     33. Lien (State: MA, file # 449499, dated 2/18/97) established under the Financing Agreement between Quantum Corporation and Hewlett-Packard Company.

     34. Lien (State: MA, file # 459264, dated 4/7/97) established under the Agreement between Quantum Corporation and Sanwa Leasing Corporation.

     35. Lien (State: MA, file # 468158, dated 5/12/97) established under the Financing Agreement between Quantum Corporation and Hewlett-Packard Company.

     36. Lien (State: MA, file # 518464, dated 12/22/97) established under the Agreement between Quantum Corporation and Sanwa Leasing Corporation.

     37. Lien (State: MA, file # 582939, dated 10/9/98) established under the Agreement between Quantum Corporation and Hewlett-Packard Company.

                                                                   SCHEDULE 7.13


                           SUBORDINATION PROVISIONS



         Section [__].1 Agreement of Subordination. [Quantum Corporation]
                        --------------------------
covenants and agrees, and each holder of Notes issued hereunder by his acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article [__]; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

         The payment of the principal of, premium, if any, and interest on all Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section [__] [Notice of
Redemption: Selection of Notes] or submitted for redemption in accordance with Section [__] [Redemption at Option of Holders], as the case may be, as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

         No provision of this Article [__] shall prevent the occurrence of any default or Event of Default hereunder.

         Section [__].2 Payments to Noteholders. No payment shall be made with
                        -----------------------
respect to the principal of, or premium, if any, or interest on the Notes (including, but not limited to, the redemption price with respect to the Notes to be called for redemption in accordance with Section [__] [Notice of
Redemption: Selection of Notes] or submitted for redemption in accordance with Section [__] [Redemption at Option of Holders], as the case may be, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section [__].5, if:

                  (i) a default in the payment of principal, premium, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

                  (ii) a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative or [Quantum Corporation].

         If the Trustee receives any Payment Blockage Notice pursuant to clause
(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section [__].2 unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         [Quantum Corporation] may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

         (1) the date upon which the default is cured or waived or ceases to exist, or

         (2) in the case of a default referred to in clause (ii) above, 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article [__] otherwise prohibits the payment or distribution at the time of such payment or distribution.

         Upon any payment by [Quantum Corporation], or distribution of assets of [Quantum Corporation] of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of [Quantum Corporation], whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest on the Notes (except payments made pursuant to Article [__] [Trustee Provisions] from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of [Quantum Corporation] or bankruptcy, insolvency, receivership or other proceeding, any payment by [Quantum Corporation], or distribution of assets of [Quantum Corporation] of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled, except for the provision of this Article [__], shall (except as aforesaid) be paid by [Quantum Corporation] or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Notes or to the Trustee.

         For purposes of this Article [__], the words, "cash, property or securities" shall not be deemed to include shares of stock of [Quantum Corporation] as reorganized or readjusted, or securities of [Quantum Corporation] or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article [__] with respect to the Notes to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the
                                                          --------
Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by [Quantum Corporation] or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of [Quantum Corporation] with, or the merger of [Quantum Corporation] into, another corporation or the liquidation or dissolution of [Quantum Corporation] following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article [__] [Consolidation, Merger, Sale, Conveyance and Lease] shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section [__].2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article [__] [Consolidation, Merger, Sale, Conveyance and Lease].

         In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Notes in respect of the principal of, premium, if any, or interest on the Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section [__] [Notice of Redemption; Selection of Notes] or submitted for redemption in accordance with Section [__] [Redemption at Option of Holders], as the case may be, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section [__].5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, [Quantum Corporation] shall promptly notify holders of Senior Indebtedness of the acceleration.

         In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of [Quantum Corporation] of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the holders of the Notes before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness . may have been issued, as their respective interests may appear, as calculated by [Quantum Corporation], for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         Nothing in this Section [__].2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section [__] [Compensation and Expenses of Trustee]. This Section [__].2 shall be subject to the further provisions of Section [__].5.

         Section [__].3 Subrogation of Notes. Subject to the payment in full of
                        --------------------
all Senior Indebtedness, the rights of the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article [__] (equally and ratably with the holders of all indebtedness of [Quantum Corporation] which by its express terms is subordinated to other indebtedness of [Quantum Corporation] to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of [Quantum Corporation] applicable to the Senior Indebtedness until the principal, premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article [__] and no payment over pursuant to the provisions of this Article [__] to or for the benefit of the holders of Senior Indebtedness by holders of the Notes or the Trustee, shall, as between [Quantum Corporation], its creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by [Quantum Corporation] to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article [__], which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by [Quantum Corporation] to or for the account of the Notes. It is understood that the provisions of this Article [__] are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Nothing contained in this Article [__] or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among [Quantum Corporation] its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of [Quantum Corporation], which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of [Quantum Corporation] other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article [__] of the holders of Senior Indebtedness in respect of cash, property or securities of [Quantum Corporation] received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of [Quantum Corporation] referred to in this Article [__], the Trustee, subject to the provisions of Section [__] [Duties and Responsibilities of Trustee], and the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of [Quantum Corporation], the amount thereof or payable thereon and all other facts pertinent thereto or to this Article [__].

         Section [__].4 Authorization to Effect Subordination. Each holder of a
                        -------------------------------------
Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article [__] and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section [__] [Payments of Notes on Default; Suit Therefor] hereof at least 30 days before the expiration of the-time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

         Section [__].5 Notice to Trustee. [Quantum Corporation] shall give
                        -----------------
prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to [Quantum Corporation] which would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Notes pursuant to the provisions of this Article [__]. Notwithstanding the provisions of this Article [__] or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article [__], unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from [Quantum Corporation] (in the form of an Officers Certificate) or a Representative or a holder or holders of Senior Indebtedness or from-any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section [__] [Duties and Responsibilities of Trustee], shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section [__].5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         Notwithstanding anything in this Article [__] to the contrary, nothing shall prevent any payment by the Trustee to the Noteholders of monies deposited with it pursuant to Section [__] [Discharge of Indenture], and any such payment shall not be subject to the provisions of Section [__].1 or [__].2.

         The Trustee, subject to the provisions of Section [__] [Duties and Obligations of Trustee], shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article [__], the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article [__] and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         Section [__].6 Trustee Is Relation to Senior Indebtedness. The Trustee
                        ------------------------------------------
in its individual capacity shall be entitled to all the rights set forth in this Article [__] in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section [__] [Limitations on Rights of Trustee as Creditor] or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article [__], and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and subject to the provisions of Section [__] [Duties and Obligations of Trustee], the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Notes, [Quantum Corporation] or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article [__] or otherwise.

         Section [__].7 No Impairment of Subordination. No right of any present
                        ------------------------------
or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of [Quantum Corporation] or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by [Quantum Corporation] with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         Section [__].8 Certain Conversions Deemed Payment. For the purposes of
                        ----------------------------------
this Article [__] only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article [__] [Conversion of Notes] shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.[__] [Cash Payment in Lieu of Fractional Shares]), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section [__].8, the term "junior securities" means (a) shares of any stock of any class of [Quantum Corporation], or (b) securities of [Quantum Corporation] which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article [__]. Nothing contained in this Article [__] or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among [Quantum Corporation], its creditors other than holders of Senior Indebtedness and the

Noteholders, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article [__] [Conversion of Notes].

         Section [__].9 Article Applicable to Paying Agents. If at any time any
                        -----------------------------------
paying agent other than the Trustee shall have been appointed by [Quantum Corporation] and be then acting hereunder, the term "Trustee" as used in this Article [__] shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article [__] in addition to or in place of the Trustee; provided, however, E-hat the first paragraph of Section [__].5 shall not apply to [Quantum Corporation] or any Affiliate of [Quantum Corporation] if it or such Affiliate acts as paying agent.

         Section [__].10 Senior Indebtedness Entitled to Rely. The holders of
                         ------------------------------------
Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article [__], and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Definitions:

         Designated Senior Indebtedness: The term "Designated Senior
         ------------------------------
Indebtedness" means the Bank of America Credit Agreement and any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which [Quantum Corporation] is a party) expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of [Quantum Corporation] or otherwise, the reinstated Indebtedness of [Quantum Corporation] arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

         Senior Indebtedness: The term "Senior Indebtedness" means the principal
         -------------------
of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of [Quantum Corporation], whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by [Quantum Corporation] (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is "pari passu" or "junior" to the Notes. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of [Quantum Corporation] to any subsidiary of [Quantum Corporation], a majority of the voting stock of which is owned, directly or indirectly, by

[Quantum Corporation] or [Quantum Corporation]'s 5% Convertible Subordinated Debentures due April 1, 2002. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of [Quantum Corporation] or otherwise, the reinstated Indebtedness of [Quantum Corporation] arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

         Bank of America Credit Agreement: The term "Bank of America Credit
         --------------------------------
Agreement" means that certain Credit Agreement (3-Year), dated as of April 19, 2000, by and among [Quantum Corporation], Bank of America, N.A. as administrative agent and Issuing Lender thereunder, and each lender from time to time party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.

                                                                  SCHEDULE 10.02


                    OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES



QUANTUM CORPORATION

500 McCarthy Boulevard
Milpitas, CA 95035
Attn:       Lauren Halden, Assistant Treasurer
Telephone:  (408) 894-4906
Facsimile:  (408) 232-6870
E-mail:     lauren.halden@quantum.com


ADMINISTRATIVE AGENT'S OFFICE:

Notices for Borrowing, Conversions/Continuations, and Payments:

Bank of America, N.A.
Mail Code:  CA4-706-05-09
Agency Administrative Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, CA 94520
Attn:       Crickett Kanouff
Telephone:  (925) 675-8416
Facsimile:  (925) 969-2621
E-mail:     crickett.kanouff@bankofamerica.com


Other Notices:

Bank of America, N.A.
Technology #3697
Mail Code:  CA5-705-12-08
555 California Street, 12th Floor
San Francisco, CA 94104
Attn:       Kevin McMahon
Telephone:  (415) 622-8088
Facsimile:  (415) 622-4057
E-mail:     kevin.mcmahon@bankofamerica.com

Agent's Payment Office:

Bank of America, N.A.
1850 Gateway Boulevard
Concord, CA 94520
Attn: Agency Services--West #5596
Reference: Quantum Corporation (3-yr)
For credit to FTA Acct. No. 3750836479
ABA Number: 111-000-012


BANK OF AMERICA, N.A., as Issuing Lender

Trade Operations-Los Angeles #226521
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA  90017-1466
Attn:       Sandra Leon
Telephone:  (212) 345-5231
Facsimile:  (212) 345-6694
E-mail:     sandra.leon@bankofamerica.com


BANK OF AMERICA, N.A., as Lender

Domestic and Offshore Lending Office:
(Borrowing Notices, Notices of Conversion/Continuation and Payments)

Bank of America, N.A.
Mail Code: CA4-706-05-09
Agency Administrative Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, CA 94520
Attn:       Crickett Kanouff
Telephone:  (925) 675-8416
Facsimile:  (925) 969-2621
E-mail:     crickett.kanouff@bankofamerica.com

BNP PARIBAS

Domestic and Offshore Lending Office:

BNP Paribas
180 Montgomery Street
San Francisco, CA 94104
Attn:       Donald A. Hart
Telephone:  (415) 772-1300
Facsimile:  (415) 989-9041
E-mail:     donald.hart@usa.bnpgroup.com


Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

BNP Paribas
180 Montgomery Street
San Francisco, CA 94104
Attn:       Michael D. McCorriston
Telephone:  (415) 772-1324
Facsimile:  (415) 296-8954
E-mail:     michael.mccorriston@usa.bnpgroup.com


THE BANK OF NOVA SCOTIA

Domestic and Offshore Lending Office:

The Bank of Nova Scotia
600 Peachtree Street N.E., Suite 2700
Atlanta, GA 30308
Attn:       Joseph Legista
Telephone:  (404) 877-1563
Facsimile:  (404) 888-8998
E-mail:     jlegista@scotiacapital.com


Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

The Bank of Nova Scotia
580 California Street
San Francisco, CA 94104
Attn:       Liz Hanson
Telephone:  (415) 616-4153
Facsimile:  (415) 397-0791
E-mail:     lhanson@scotiacapital.com

CITICORP USA, INC.

Domestic and Offshore Lending Office:

Citicorp USA, Inc.
2 Penn's Way, Suite 200
Newcastle, DE 19720
Attn:        Sally Schoenleber
Telephone:   (302) 894-6061
Facsimile:   (302) 894-6120
E-mail:      sally.schoenleber@citicorp.com


Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Citicorp USA, Inc.
Citicorp Center
One Sansome Street - 25th Floor
27th Floor
San Francisco, CA 94104
Attn:        Avrum Spiegel
Telephone:   (415) 627-6358
Facsimile:   (415) 433-0307
E-mail:      avrum.spiegel@citi.com

FLEET NATIONAL BANK

Domestic and Offshore Lending Office:

Fleet National Bank
100 Federal Street
Boston, MA 02110
Attn:        Karen Francoeur
Telephone:   (617) 346-5424
Facsimile:   (617) 346-0151
E-mail:      karen_i_francoeur@fleet.com


Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Fleet National Bank
435 Tasso Street, Suite 250
Palo Alto, CA 94301
Attn:        Greg Roux
Telephone:   (650) 470-4180
Facsimile:   (650) 853-1425
E-mail:      gregory_roux@fleet.com

THE FUJI BANK, LIMITED

Domestic and Offshore Lending Office:

The Fuji Bank, Limited
333 South Hope Street
39th Fl. - US Corp. Finance
Los Angeles, CA  90071
Attn:      Mary Lee
Telephone: (213) 253-4193
Facsimile: (213) 253-4178
E-mail:    n/a


Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

The Fuji Bank, Limited
333 South Hope Street
39th Fl. - US Corp. Finance
Los Angeles, CA  90071
Attn:      Richard G. Bushman
Telephone: (213) 253-4182
Facsimile: (213) 253-4175
E-mail:    rg_bushman@fujibank.co.jp


THE INDUSTRIAL BANK OF JAPAN, LIMITED

Domestic and Offshore Lending Office:

The Industrial Bank of Japan, Limited
1251 Avenue of the Americas
New York, NY 10020
Attn:      Richard Emmich
Telephone: (212) 282-3000
Facsimile: (212) 282-4478
E-mail:    remmich@ibjsf.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

The Industrial Bank of Japan, Limited
One Market
Spear Street Tower, 1610
San Francisco, CA 94105
Attn:      Joe Endoso
Telephone: (415) 693-1822
Facsimile: (415) 982-1917
E-mail:    jendoso@ibjsf.com


KEYBANK NATIONAL ASSOCIATION

Domestic and Offshore Lending Office:

KeyBank National Association
831 South Parkcenter Blvd.
Boise, ID 83705
Attn:      Andrea Eaton/Specialty Services Team
Telephone: (800) 297-5518
Facsimile: (800) 297-5495
E-mail:    andrea_eaton@keybank.com


Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Key Corporate Capital, Inc.
3 Embarcadero Center, Suite 2900
San Francisco, California  94111
Attn:      Julien Michaels
Telephone: (415) 733-2483
Facsimile: (415) 733-2480
E-mail:    Julien_Michaels@keybank.com


THE SUMITOMO BANK, LIMITED

Domestic and Offshore Lending Office:

The Sumitomo Bank, Limited
277 Park Avenue
New York, NY 10172
Attn:      Claire Kowalski
Telephone: (212) 224-4278
Facsimile: (212) 224-5197
E-mail:    clair_kowalski@sumitomobank.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

The Sumitomo Bank, Limited
555 California Street
San Francisco, CA 94104
Attn:      Azar Shakeri
Telephone: (415) 616-3010
Facsimile: (415) 362-6527
E-mail:    azar_shakeri@sumitomobank.com


UNION BANK OF CALIFORNIA, N.A.

Domestic and Offshore Lending Office:

Union Bank of California, N.A.
1980 Saturn Street
Monterey Park, CA 91755
Attn:      Gohar Karapetyan
Telephone: (323) 720-2679
Facsimile: (323) 724-6198
E-mail:    gohar.karapetyan@uboc.com


Notices (other than Borrowing Notices and Notices of Conversion/Continuation):
Union Bank of California, N.A.
Technology Banking Group
99 Almaden Blvd., Suite 200
San Jose, CA 95113
Attn:      Sarabelle Hitchner
Telephone: (408) 279-7208
Facsimile: (408) 280-7163
E-mail:    sarabelle.hitchner@uboc.com